UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

XPO LOGISTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Preliminary Copies

This preliminary proxy statement and form of proxy are being filed with the Securities and Exchange Commission as required in accordance with Rule 14a-6 under the Securities Exchange Act of 1934, as amended, in light of the Company’s intended inclusion of a proposal as to the declassification of the Company’s Board of Directors. Other than the board declassification proposal, which was approved by the Company’s Board of Directors on March 25, 2015, the matters reflected in the preliminary proxy statement and form of proxy remain subject to approval by the Board of Directors or the relevant committee thereof.

XPO LOGISTICS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2015

To the Stockholders of XPO Logistics, Inc.:

Notice is hereby given that the annual meeting of stockholders of XPO Logistics, Inc. will be held on Tuesday, May 19, 2015 at 10:00 a.m., Eastern Daylight Time (EDT), at the Stamford Marriott Hotel & Spa, located at 243 Tresser Boulevard, Stamford, Connecticut 06901, for the following purposes as more fully described in the proxy statement:

•

To elect two (2) members of our Board of Directors for a term to expire in 2018 or until their successors are duly elected and qualified or, if Proposal 2 to declassify our Board of Directors is approved by our stockholders, for a term to expire at the 2016 annual meeting of stockholders;

•	To approve an amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015;

•	To conduct an advisory vote to approve executive compensation; and

•	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record as of the close of business on April 2, 2015, the record date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

Please note that, if you plan to attend the annual meeting in person, you will need to register in advance and receive an admission card to be admitted. Please follow the instructions on page 4 of the proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. We ask that you vote your shares as soon as possible.

BY ORDER OF THE BOARD,

Gordon E. Devens

Senior Vice President,

General Counsel and Secretary

Greenwich, Connecticut

April [    ], 2015

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	6
Directors	6
Role of the Board and Board Structure	8
Board Risk Oversight	9
Committees of the Board and Committee Membership	10
Director Compensation	11
Compensation Committee Interlocks and Insider Participation	12
Corporate Governance Guidelines and Codes of Ethics	12
Director Independence	13
Director Selection Process	13
Stockholder Communication with the Board	14
Stockholder Proposals for Next Year’s Annual Meeting	14
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
Compensation Committee Report	30
Compensation Tables	31
Employment Agreements with Named Executive Officers	38
AUDIT-RELATED MATTERS	42
Report of the Audit Committee	42
Policy Regarding Pre-Approval of Services Provided by the Outside Auditors	44
Services Provided by the Outside Auditors	44
PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING	45
PROPOSAL 1: ELECTION OF DIRECTORS	45
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS	46
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015	48
PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	49
OTHER MATTERS	50
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT	50
Annex A Certificate of Amendment to Amended and Restated Certificate of Incorporation	A-1
Annex B Text of Amendments to the 2nd Amended and Restated Bylaws	B-1

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on May 19, 2015

This Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2014 are available at www.edocumentview.com/XPO.

XPO LOGISTICS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

PROXY STATEMENT

This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors of XPO Logistics, Inc. (“XPO Logistics” or our “company”) in connection with our company’s 2015 annual meeting of stockholders or any adjournment or postponement of the annual meeting. The annual meeting will take place on Tuesday, May 19, 2015 at the Stamford Marriott Hotel & Spa, located at 243 Tresser Boulevard, Stamford, Connecticut 06901, at 10:00 a.m., Eastern Daylight Time.

This proxy statement and form of proxy are first being sent on or about April [            ], 2015, to our stockholders of record as of the close of business on Thursday, April 2, 2015, the record date.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of the annual meeting?

Our 2015 annual meeting will be held for the following purposes:

•

To elect two (2) members of our Board of Directors for a term to expire in 2018 or until their successors are duly elected and qualified or, if Proposal 2 to declassify our Board of Directors is approved by our stockholders, for a term to expire at the 2016 annual meeting of stockholders (Proposal 1);

•	To approve an amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors (Proposal 2);

•	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2015 (Proposal 3);

•	To conduct an advisory vote to approve executive compensation (Proposal 4); and

•	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

In addition, senior management of XPO Logistics and representatives of our outside auditor, KPMG will be available to respond to your questions.

Who can vote at the annual meeting?

You can vote at the annual meeting if, as of the close of business on Thursday, April 2, 2015, the record date, you were a holder of record of our company’s common stock or Series A Convertible Perpetual Preferred Stock (the “preferred stock”). As of the record date, there were issued and outstanding [            ] shares of common stock, each of which is entitled to one vote on each matter to come before the annual meeting.

In addition, as of the record date there were issued and outstanding [            ] shares of preferred stock. Each share of preferred stock is entitled to vote together with our common stock on each matter to come before the annual meeting as if the share of preferred stock were converted into shares of common stock as of the record date, meaning that each share of preferred stock is entitled to approximately 143 votes on each matter to come before the annual meeting. As a result, a total of [            ] votes are eligible to be cast at the annual meeting based on the number of outstanding shares of common stock and preferred stock, voting together as a single class.

How many shares must be present to conduct business at the annual meeting?

A quorum is necessary to hold a valid meeting of stockholders. For each of the proposals to be presented at the annual meeting, the holders of shares of our common stock or preferred stock outstanding on April 2, 2015, the record date, representing [            ] votes must be present at the annual meeting, in person or by proxy. If you vote – including by Internet, telephone or proxy card – your shares voted will be counted towards the quorum for the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

How do I vote?

Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Computershare Trust Company, N.A., referred to herein as “Computershare”), you may vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the annual meeting may vote in person by obtaining a ballot from the inspector of elections.

Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. To vote in person at the annual meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

XPO Logistics, Inc. ESOP Participants. If you participate in the XPO Logistics, Inc. Employee Stock Ownership Plan (the “Plan”), you may vote the number of shares of common stock credited to your Plan account as of 5:00 p.m. EDT on April 2, 2015, the record date, in the same manner as a registered stockholder. If you hold shares through the Plan and you do not provide clear voting instructions, the Plan’s trustee, Horizon Trust and Management, will vote such shares in the same proportion that it votes shares for which it received valid and timely instructions.

Will my shares be voted if I do not provide voting instructions?

If you are a stockholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted FOR the election of the two nominees for director named in “Proposal 1—Election of directors,” FOR “Proposal 2—Approval of an amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors,” FOR “Proposal 3—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015,” and FOR “Proposal 4—Advisory vote to approve executive compensation.”

Under the rules of the New York Stock Exchange (“NYSE”), brokerage firms have the authority to vote shares held for a beneficial owner on “routine” matters. Accordingly, if your shares are held of record by a brokerage firm and you do not provide the firm specific voting instructions, that firm will have the authority to vote your shares only with respect to “Proposal 3—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015,” and your shares will not be voted and will be considered broker non-votes with respect to all other proposals described in this proxy statement. We urge you to provide voting instructions so that your shares will be voted.

Can I change my vote after I have voted?

Yes, you may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may change your vote by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), signing and returning a new proxy card with a later date, or attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke any prior proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

What is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

What vote is required to elect directors or take other action at the annual meeting?

•

Proposal 1: Election of two (2) directors. The election of the two (2) director nominees named in this proxy statement requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a plurality of the votes cast on the proposal at the annual meeting. This means that the two nominees will be elected if they receive more affirmative votes than any other person. You may not accumulate your votes for the election of directors. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting in accordance with their specific instructions. Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions and broker non-votes will have no effect on the election of directors. Our Board has approved amendments to our 2nd Amended and Restated Bylaws (the “bylaws”) that will be adopted if Proposal 2 is approved by the stockholders at the annual meeting to provide for a majority voting standard in uncontested future elections of directors, whereby for elections of directors in 2016 and thereafter directors must receive over 50% of votes cast in order to be elected.

•

Proposal 2: Approval of an amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors. The approval of the proposal to adopt the amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors requires the affirmative vote of the holders of a majority in voting power of our outstanding common stock and Series A Preferred Stock as of the record date. Brokers may not use discretionary authority to vote shares on the proposal to adopt the amendment to our amended and restated certificate of incorporation if they have not received specific instructions from their clients. For your vote to be counted for this proposal, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting in accordance with their specific instructions. Because the vote standard for the approval of this proposal is the affirmative vote of the holders of a majority in voting power of our outstanding common stock and Series A Preferred Stock as of the record date, abstentions and broker non-votes will have the effect of a vote against this proposal.

•

Proposal 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015. Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on the proposal at the annual meeting. Because the vote standard for the ratification of our independent registered public accounting firm is a majority of the votes cast, abstentions will have the effect of a vote against the ratification of KPMG. We do not expect any broker non-votes as brokers have discretionary authority to vote on this matter.

•

Proposal 4: Advisory vote to approve executive compensation. Advisory approval of the resolution on executive compensation requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on the proposal at the annual meeting. Brokers may not use discretionary authority to vote shares on the advisory vote to approve executive compensation if they have not received specific instructions from their clients. For your vote to be counted in the advisory vote to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting in accordance with their specific instructions. Because the vote standard for the approval of the advisory vote on executive compensation is a majority of the votes cast, abstentions will have the effect of a vote against and broker non-votes will have no effect on that proposal.

In general, other business properly brought before the annual meeting requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on such matter at the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares “FOR” each director nominee named in this proxy statement, “FOR” approval of an amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors, “FOR” ratification of KPMG as our independent registered public accounting firm for 2015, and “FOR” advisory approval of the resolution to approve executive compensation.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Where can I find the results of the voting?

We intend to announce preliminary voting results at the annual meeting and will publish final results through a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four (4) business days after the annual meeting. The Current Report on Form 8-K will be available on the Internet at our website, www.xpo.com.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission card to enter the annual meeting. You may request tickets by providing the name under which you hold shares of record or, if your shares are held in the name of a bank, broker or other holder of record, the evidence of your beneficial ownership of the shares, the number of tickets you are requesting and your contact information. You can submit your request in the following ways:

•	by sending an e-mail to annualmeeting@xpo.com; or

•	by calling us toll-free at (855) XPO-INFO (855-976-4636).

Stockholders also must present a form of personal photo identification in order to be admitted to the annual meeting. If you plan to attend the 2015 annual meeting, you can obtain directions to the Stamford Marriott Hotel & Spa from the hotel’s website at www.marriott.com/hotels/travel/stfct-stamford-marriott-hotel-and-spa.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. We have engaged Innisfree M&A Incorporated to assist us in soliciting proxies in connection with the annual meeting, and have agreed to pay them approximately $11,000, plus their expenses for providing such services. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock or preferred stock held of record by them.

What is “householding” and how does it affect me?

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one copy of our proxy statement and 2014 annual report to stockholders is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: Investor Relations, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831 or by contacting Investor Relations by telephone at (855) XPO-INFO (855-976-4636). The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. A stockholder who would like to make one of these requests should contact us as indicated above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

Our Board currently consists of seven members, as set forth in the table below.

Name	Age	Position	Director Class	Expiration of Term (1)
Bradley S. Jacobs	58	Chairman of the Board and Chief Executive Officer	Class I	2017
G. Chris Andersen	76	Director	Class III	2016
Michael G. Jesselson	63	Director	Class I	2017
Adrian P. Kingshott	55	Director	Class I	2017
James J. Martell(2)	60	Director	Class II	2015
Jason D. Papastavrou(2)	52	Director	Class II	2015
Oren G. Shaffer	72	Director	Class III	2016

(1)	If Proposal 2 to declassify our Board of Directors is approved by our stockholders, each director’s term will expire at the 2016 annual meeting of stockholders.
(2)

Nominee for re-election to our Board at the annual meeting for a term expiring at the 2018 annual meeting or, if Proposal 2 to declassify our Board of Directors is approved by our stockholders, for a term to expire at the 2016 annual meeting of stockholders.

Our Board is currently divided into three classes, each having three-year terms that expire in successive years. At the annual meeting, the terms of our Class II directors, Mr. James J. Martell and Dr. Jason D. Papastavrou, will expire. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated each of Mr. Martell and Dr. Papastavrou to stand for re-election at the annual meeting, as set forth in Proposal 1 on page 45 of this proxy statement.

Under the terms of an Investment Agreement, dated as of June 13, 2011 (the “Investment Agreement”), by and among Jacobs Private Equity, LLC (“JPE”), the other investors party thereto (collectively with JPE, the “Investors”), and our company, our company must take all necessary steps to nominate, and must use its reasonable best efforts to cause the board to unanimously recommend that our stockholders vote in favor of, all nominees for election to our Board designated by Bradley S. Jacobs, as the managing member of JPE, subject to the board’s fiduciary duties. JPE also has the right to designate certain percentages of the nominees for our Board so long as JPE owns securities (including preferred stock convertible into, or warrants exercisable for, securities) representing specified percentages of the total voting power of our capital stock on a fully-diluted basis. JPE does not currently exceed the indicated voting power thresholds under the Investment Agreement. The foregoing rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of our company. JPE is controlled by Bradley S. Jacobs, our Chairman of the Board and Chief Executive Officer. The Investment Agreement and the transactions contemplated therein were approved by our stockholders at a special meeting on September 1, 2011.

None of the foregoing will prevent our Board from acting in accordance with its fiduciary duties or applicable law or stock exchange requirements or from acting in good faith in accordance with our governing documents, while giving due consideration to the intent of the Investment Agreement.

Our Board consists of an experienced group of business leaders, many of whom have served as executive officers or on boards and board committees of major companies and have extensive understanding of principles of corporate governance. Our directors also have broad corporate finance, capital markets and investment banking experience. Our directors have a strong owner orientation—approximately 20% of the voting power of our capital stock on a fully-diluted basis is held by our directors or entities or persons related to our directors (as of April [    ], 2015).

We have set forth below information regarding each of our directors, including the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve as a director.

Bradley S. Jacobs has served as our Chief Executive Officer and Chairman of our Board of Directors since September 2, 2011. Mr. Jacobs is also the managing director of JPE, which is our largest stockholder. He has led two public companies: United Rentals, Inc. (NYSE: URI), which he co-founded in 1997, and United Waste Systems, Inc., founded in 1989. Mr. Jacobs served as chairman and chief executive officer of United Rentals for that company’s first six years, and as executive chairman for an additional four years. He served eight years as chairman and chief executive officer of United Waste Systems. Previously, Mr. Jacobs founded Hamilton Resources (UK) Ltd. and served as its chairman and chief operating officer. This followed the co-founding of his first venture, Amerex Oil Associates, Inc., where he was chief executive.

G. Chris Andersen has served as a director of the company since September 2, 2011. Mr. Andersen is the founder and a managing partner of G.C. Andersen Partners, LLC. Previously, Mr. Andersen served as vice chairman of PaineWebber, and as head of the Investment Banking Group at Drexel Burnham Lambert Incorporated. Mr. Andersen is the lead director for Terex Corporation. He is a founder of the Garn Institute of Finance at the University of Utah and sits on the advisory board of the RAND Corporation’s Center for Asia Pacific Policy. Mr. Andersen holds a master’s degree from the Kellogg School of Management and is a chartered financial analyst.

Michael G. Jesselson has served as a director of the company since September 2, 2011. Mr. Jesselson has served as the president of Jesselson Capital Corporation since 1994. He is a longstanding director of American Eagle Outfitters, Inc. and serves as that company’s lead independent director. He also serves as a director of C-III Capital Partners LLC and other private companies as well as several philanthropic organizations.

Adrian P. Kingshott has served as a director of the company since September 2, 2011. Mr. Kingshott has served as the chief executive officer of AdSon LLC since 2006 and senior advisor to Headwaters Merchant Bank since 2013. Previously, with Goldman Sachs, he served as co-head of the firm’s Leveraged Finance business, among other positions. More recently, Mr. Kingshott was a managing director of Amaranth Advisors, LLC. He is an adjunct professor of Global Capital Markets at Fairfield University’s Dolan School of Business; and an adjunct professor of Global Capital Markets and Investments at Fordham University’s School of Business and the Gabelli School of Business. He holds a master of business administration degree from Harvard Business School and a master of jurisprudence degree from Oxford University. Mr. Kingshott is a member of the board of directors of Centre Lane Investment Corp.

James J. Martell has served as a director of the company since 2006. Mr. Martell has served as an independent operating executive with private equity companies, including Welsh, Carson, Anderson & Stowe, for companies in the transportation logistics sector and related industries since 2007. Previously, he was chief executive officer of SmartMail Services, Inc.; executive vice president of Americas for UTi Worldwide Inc.; and chief executive officer of Burlington Air Express Canada. Earlier, Mr. Martell held management positions with Federal Express Corporation and United Parcel Service, Inc. He currently serves as a director of Mobile Mini, Inc. and is a past chairman of the board of directors of Express-1 Expedited Solutions, Inc. (predecessor of XPO Logistics, Inc.). In the past five years, Mr. Martell was a director of 3PD, Inc., Priority Air Express, Mobil Storage Group, Unitrans and Vision Logistics Holding Corp. Mr. Martell is chairman of the board of MyUS.com, PS Logistics Inc. and ProTrans International. Additionally, Mr. Martell is a director of Ozburn-Hessey Logistics LLC and acts as executive chairman of Ameriflight LLC. He holds a degree in business administration from Michigan Technological University.

Jason D. Papastavrou, Ph.D., has served as a director of the company since September 2, 2011. Dr. Papastavrou is the founder and chief investment officer of ARIS Capital Management, LLC and is the cofounder of Empiric Asset Management, LLC. Previously, Dr. Papastavrou was the founder and managing director of the Fund of Hedge Funds Strategies Group of Banc of America Capital Management (BACAP), president of BACAP Alternative Advisors and a senior portfolio manager with Deutsche Asset Management. He was a tenured professor at Purdue University School of Industrial Engineering, and holds a doctorate in electrical engineering and computer science from the Massachusetts Institute of Technology. Dr. Papastavrou serves on the board of directors of United Rentals, Inc.

Oren G. Shaffer has served as a director of the company since September 2, 2011. From 2002 to 2007, Mr. Shaffer was vice chairman and chief financial officer of Qwest Communications International, Inc. (now CenturyLink, Inc.). Previously, Mr. Shaffer was president and chief operating officer of Sorrento Networks, Inc.; executive vice president and chief financial officer of Ameritech Corporation; and held senior executive positions with Goodyear Tire & Rubber Company, where he also served on the board of directors. Mr. Shaffer is a director on the board of Terex Corporation and the supervisory board of Terex Material Handling & Port Solutions. He has previously held board positions with Belgacom S.A., Demag Cranes AG and Intermec, Inc. He holds a master’s degree in management from the Sloan School of Management, Massachusetts Institute of Technology, and a degree in finance and business administration from the University of California, Berkeley.

Our Nominating and Corporate Governance Committee and our Board believe that the experience, qualifications, attributes and skills of our directors provide us with the ability to address our evolving needs and represent the best interests of our stockholders. The Board considered the following factors when selecting and retaining the members of our Board:

Mr. Jacobs serves on the Board as a result of his position as chief executive officer of our company and as the managing member of our largest stockholder. Mr. Jacobs’ particular qualifications as a director include his successful track record of leading companies executing a strategy similar to ours and his experience as the chairman of the board of public companies.

Mr. Andersen has served as the lead director of the board of directors of Terex Corporation and has served as a director of that company since 1992. Mr. Andersen’s board experience and experience in global capital markets, mergers and acquisitions transactions and investment community concerns led our Board to conclude that he should serve as one of our directors.

Mr. Jesselson has served as a member of American Eagle Outfitter’s board of directors since 1997 and has significant experience with public company corporate governance issues. Mr. Jesselson also provides investment expertise to our Board.

Mr. Kingshott has more than 25 years of experience in the investment banking and investment management industries, and has developed particular skills and expertise with respect to acquisition transactions, debt and equity financing and corporate financial management issues, all of which are important to our company’s execution of its strategic plans.

Mr. Martell has served as a director of our company since 2006 and has significant experience with our company, its predecessor and the transportation logistics industry. Mr. Martell provides private equity and prior board experience to our Board.

Dr. Papastavrou has held senior positions at investment management firms and has the qualifications to be an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dr. Papastavrou’s experiences with finance and risk-related matters contribute to our Board’s collective knowledge, capabilities and experience.

Mr. Shaffer has served as a director of Terex Corporation since 2007. He has senior financial and operations experience with various large companies. Mr. Shaffer’s financial, strategic and operational experience led our Board to conclude that he should serve as one of our directors.

Role of the Board and Board Structure

Our business and affairs are managed under the direction of our Board, which is our company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of our company and management, and provides advice and counsel to management. In fulfilling the Board’s responsibilities, directors have full access to our management, internal and external auditors and outside advisors.

The positions of Chairman of the Board and Chief Executive Officer are both currently held by Mr. Jacobs. Our Board has not appointed a lead director. Our Board believes that this leadership model is currently appropriate in light of the following factors: our directors are stockholder-oriented and focused on the best interests of our stockholders due to their significant ownership of our securities; our independent directors meet regularly, and at least annually, in executive sessions without management present; the dual roles enable decisive leadership and ensure clear accountability; and our Board believes the dual roles function well for our company based on our current strategy and ownership structure.

Our Board has not appointed a lead director to preside at the executive sessions of the company’s independent directors. As set forth in the XPO Logistics, Inc. Corporate Governance Guidelines (the “Guidelines”), the presiding director for each executive session shall be rotated among the company’s committee chairs. The Guidelines are available on the company’s corporate website at www.xpo.com under the Investors tab.

Our Board held nine meetings during 2014. In 2014, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he served, except for Mr. Kingshott, who, due to scheduling conflicts, was unable to attend certain meetings that were called on short notice. The Board also acted nine times during 2014 via unanimous written consent.

Our directors are expected to attend the annual meeting. Any director who is unable to attend the annual meeting is expected to notify the Chairman of the Board in advance of the annual meeting. Each person who was then serving as a director attended the 2014 annual meeting of stockholders, except Mr. Jesselson.

Board Risk Oversight

Management of the risks that we face in the conduct of our business is primarily the responsibility of our senior management team. However, our Board provides overall risk oversight with a focus on the most significant risks facing our company. Our senior management team periodically reviews with our Board any significant risks facing our company. Our Board has delegated responsibility for the oversight of specific risks to the committees of the Board as follows:

•

Audit Committee. The Audit Committee oversees the policies that govern the process by which our exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses with our management major financial risk exposures and the steps that management has taken to monitor and control these exposures. The Audit Committee also is responsible for reviewing risks arising from related party transactions involving our company and overseeing our company-wide Code of Business Conduct and Ethics and our Senior Officer Code of Business Conduct and Ethics.

•	Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees risks related to our governance structure and processes.

•	Acquisition Committee. The Acquisition Committee oversees risks related to the execution of our acquisition strategy.

Our Board and Compensation Committee in consultation with our independent compensation consultant Semler Brossy Consulting Group, LLC (“Semler Brossy”) have assessed the risks that could arise from our employee compensation policies and do not believe that such policies are reasonably likely to have a materially adverse effect on our company.

Committees of the Board and Committee Membership

Our Board has established four separately designated standing committees to assist our Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition Committee. Our Board may eliminate or create additional committees as it deems appropriate. The charters for our Board committees are in compliance with applicable SEC rules and the NYSE Listed Company Manual. These charters are available at www.xpo.com. You may obtain a printed copy of any of these charters by sending a request to: Investor Relations, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

Each committee of our Board is composed entirely of independent directors within all applicable standards (as further discussed below). Our Board’s general policy is to review and approve committee assignments annually. The Nominating and Corporate Governance Committee is responsible, after consultation with our Chairman of the Board and Chief Executive Officer and consideration of appropriate member qualifications, to recommend to our Board for approval all committee assignments, including designations of the chairs. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

The following table sets forth the current membership of each of our Board’s committees. The Audit Committee assignments have been in effect since September 2, 2011. The Acquisition Committee assignments have been in effect since January 16, 2012. The Compensation Committee and Nominating and Corporate Governance Committee assignments have been in effect since April 10, 2013.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Acquisition Committee
G. Chris Andersen		Chair
Michael G. Jesselson	X		Chair	X
Adrian P. Kingshott	X		X	Chair
James J. Martell			X
Jason D. Papastavrou	Chair	X		X
Oren G. Shaffer		X

A brief summary of the committees’ responsibilities follows:

Audit Committee. The Audit Committee assists our Board in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our outside auditors, (v) the performance of our outside auditors and internal audit function and (vi) related party transactions. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements. The Audit Committee met five times during 2014 and acted twice via unanimous written consent.

Compensation Committee. The primary responsibilities of the Compensation Committee are, among other things: (i) to oversee the administration of our compensation programs, (ii) to review the compensation of our executive management and annual bonus compensation, (iii) to review company contributions to qualified and non-qualified plans and (iv) to prepare any report on executive compensation required by SEC rules and regulations. The Compensation Committee met eight times during 2014 and acted six times via unanimous written consent.

Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee are, among other things: (i) to identify individuals qualified to become Board members and recommend that our Board select such individuals to be presented for stockholder consideration at the annual meeting or to be appointed by the Board to fill a vacancy, (ii) to make recommendations to our Board concerning committee appointments, (iii) to develop, recommend to our Board and annually review the Guidelines and oversee corporate governance matters and (iv) to oversee an annual evaluation of our Board and committees. The Nominating and Corporate Governance Committee did not hold any meetings during 2014 and acted once via unanimous written consent.

Acquisition Committee. The Acquisition Committee is responsible for reviewing and approving acquisition, divestiture and related transactions proposed by our management in which the total consideration to be paid or received by us, for any particular transaction, does not exceed the limits that may be established by our Board from time to time. The Acquisition Committee met once during 2014.

Director Compensation

The following table sets forth information concerning the compensation of all persons who served as an outside director of our company during 2014.

2014 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
G. Chris Andersen(3)	$32,500	—	—	$32,500
Michael G. Jesselson(4)	$27,500	—	—	$27,500
Adrian P. Kingshott(4)	$27,500	—	—	$27,500
James J. Martell(5)	$20,000	—	—	$20,000
Jason D. Papastavrou(3)	$32,500	—	—	$32,500
Oren G. Shaffer(3)	$20,000	—	—	$20,000

(1)	Compensation information for Mr. Jacobs, who is also a named executive officer of our company, is disclosed in this proxy statement under the heading “Executive Compensation—Compensation Tables.”
(2)

No equity awards to our outside directors were granted or vested in 2014. Accordingly, the “Director Compensation” table does not include (i) the 8,000 stock options and 2,500 RSUs granted in December 2013 to each non-employee director, which vested on January 2, 2015, or (ii) the 4,257 RSUs granted on January 2, 2015 to each non-employee director, which are scheduled to vest on January 2, 2016, subject to continued service as a director. The grants that vested on January 2, 2015 were for service as a director in 2014. The grant scheduled to vest on January 2, 2016 are for service as a director in 2015.

(3)	As of December 31, 2014, each of Messrs. Andersen and Shaffer and Dr. Papastavrou held 24,000 stock options and 5,000 RSUs.
(4)	As of December 31, 2014, each of Messrs. Jesselson and Kingshott held 24,000 stock options and 2,500 RSUs.
(5)	As of December 31, 2014, Mr. Martell held 99,000 stock options and 5,000 RSUs.

The compensation of our directors is subject to the approval of our Board, which is based, in part, on the review and recommendation of the Compensation Committee. Directors who are employees of our company receive no compensation for service as members of either our Board or its committees.

Following the closing of the investment in our company pursuant to the Investment Agreement, our Board was reconstituted, and a new outside director compensation plan was developed and adopted by our Board, in consultation with our independent compensation consultant Semler Brossy and upon the recommendation of our Compensation Committee. As adopted, the outside director compensation program provided for each non-employee director to receive a $20,000 annual cash retainer, payable quarterly in arrears, as well as annual grants of 8,000 stock options and 2,500 RSUs. Accordingly, on December 13, 2013, each non-employee director was granted 8,000 stock options and 2,500 RSUs, vesting on January 2, 2015.

In December 2014, in consultation with Semler Brossy and upon the recommendation of our Compensation Committee, our Board approved a revised outside director compensation program that, beginning in 2015, sets total compensation for non-employee directors at $225,000 per year, with $50,000 as an annual cash retainer, payable quarterly in arrears, and $175,000 payable in annual RSU grants. The RSUs issued under the revised outside director compensation program are granted on the first business day of each calendar year and vest on the first anniversary of the grant date. The number of RSUs granted to each outside director is determined by dividing $175,000 by the average of the closing prices of the company’s common stock on the ten trading days immediately preceding the grant date. No equity awards to our outside directors were granted or vested in 2014. Accordingly, the “Director Compensation” table above does not include (i) the 8,000 stock options and 2,500 RSUs granted in December 2013 to each non-employee director, which vested on January 2, 2015, or (ii) the 4,257 RSUs granted on January 2, 2015 to each non-employee director, which are scheduled to vest on January 2, 2016, subject to continued service as a director. Unvested stock options and RSUs will be forfeited upon termination of service for any reason. Under our outside director compensation program, the chairpersons of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Acquisition Committee each receive an additional annual cash retainer of $12,500, $12,500, $7,500 and $7,500, respectively, payable quarterly in arrears. No other fees are paid to our directors for their attendance at or participation in meetings of our Board or its committees. We also reimburse our directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has been an officer or employee of our company. During our last completed fiscal year, none of our executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our Compensation Committee.

Corporate Governance Guidelines and Codes of Ethics

Our Board is committed to sound corporate governance principles and practices. Our Board adopted the Guidelines on January 16, 2012 and adopted amendments on March 25, 2015. The Guidelines serve as a framework within which our Board conducts its operations. Among other things, the Guidelines include criteria for determining the qualifications and independence of the members of our Board, requirements for the standing committees of our Board, responsibilities for members of our Board and the annual evaluation of the effectiveness of our Board and its committees. The Nominating and Corporate Governance Committee of our Board is responsible to review the Guidelines annually, or more frequently as appropriate, and recommend to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.

We have a Code of Business Conduct and Ethics that applies to all directors and employees, including our senior management team. In addition, our Board adopted the Senior Officer Code of Business Conduct and Ethics, which is applicable exclusively to our senior management team. These codes are designed to deter wrongdoing, to promote the honest and ethical conduct of all employees and to promote compliance with applicable governmental laws, rules and regulations. The Senior Officer Code of Business Conduct and Ethics constitutes a “code of ethics” as defined in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Senior Officer Code of Business Conduct and Ethics or waivers from any provision thereof applicable to our principal executive officer, our principal financial officer and principal accounting officer by posting such information on our website pursuant to SEC rules.

The Guidelines and our codes of ethics are available on our website at www.xpo.com. In addition, you may obtain a printed copy of the Guidelines and our codes of ethics, without charge, by sending a request to: Investor Relations, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

Director Independence

Under the Guidelines, our Board is responsible to make independence determinations annually with the assistance of the Nominating and Corporate Governance Committee. Such independence determinations are made by reference to the independence standard under the Guidelines and the definition of “independent director” under Section 303A.02 of the NYSE Listed Company Manual. Our Board has affirmatively determined that each person who served as a director during any part of 2014, except Mr. Jacobs, our Chairman of the Board and Chief Executive Officer, satisfies the independence standards under the Guidelines and the NYSE Listed Company Manual.

In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards established by the SEC providing that, in order to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than their director compensation or (2) be an affiliated person of our company or any of its subsidiaries. Our Board has also determined that each member of the Compensation Committee satisfies the NYSE standards for independence of Compensation Committee members, which became effective on July 1, 2013. Additionally, the Board has determined that each member of the Nominating and Corporate Governance Committee satisfies the NYSE standards for independence. In making the independence determinations for each director, our Board and the Nominating and Corporate Governance Committee analyzed certain relationships of the directors that were not required to be disclosed pursuant to Item 404(a) of Regulation S-K. For Mr. Martell, those relationships included (i) ordinary course commercial transactions between the company and entities in which Mr. Martell is either the chairman of the board or a director and (ii) from time to time, our company stores and delivers food for a charity associated with Mr. Martell. For Dr. Papastavrou, those relationships included ordinary course commercial transactions between our company and an entity for which Dr.  Papastavrou is a director.

Director Selection Process

As provided in its charter, the Nominating and Corporate Governance Committee is responsible to recommend to our Board all nominees for election to the Board, including nominees for re-election to the Board, in each case after consultation with the Chairman of the Board and in accordance with our company’s contractual obligations. Pursuant to the Investment Agreement, JPE has had and may in the future have the contractual right based on its securities ownership, as described above under “Directors,” to designate for nomination by our Board a certain percentage of the members of our Board. Subject to the foregoing, in considering new nominees for election to our Board, the Nominating and Corporate Governance Committee considers, among other things, broad experience, financial expertise, wisdom, integrity, ability to make independent analytical inquiries, understanding of our company’s business environment, relevant knowledge and experience in such areas as technology and marketing and other disciplines relevant to our company’s businesses, the nominee’s ownership interest in our company, and willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of Board members.

Subject to the contractual rights granted to JPE pursuant to the Investment Agreement, the Nominating and Corporate Governance Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management, recommendations from our stockholders or any other source the committee deems appropriate.

Our Board will consider nominees submitted by our stockholders subject to the same factors as it considers nominees referred by other sources. Our stockholders can nominate candidates for election as directors by following the procedures set forth in our bylaws, which are summarized below. We did not receive any director nominees from our stockholders for the annual meeting.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the Secretary of our company not less than 90 days or more than 180 days prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns, (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules and (iv) the consent of the proposed candidate to serve as a member of our Board.

Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, a copy of which may be obtained by sending a request to: Secretary, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

Stockholder Communication with the Board

Stockholders and parties interested in communicating with our Board, any Board committee, any individual director or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors c/o Secretary, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Stockholder Proposals for Next Year’s Annual Meeting

As more specifically provided in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days or more than 180 days prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. Accordingly, assuming that our 2016 annual meeting of stockholders is held on or after May 19, 2016, any stockholder proposal to be considered at the 2016 annual meeting, including nominations of persons for election to our Board, must be properly submitted to us not earlier than November 21, 2015 nor later than February 19, 2016. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to: Secretary, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

The foregoing requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2016 annual meeting of stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2016 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials pursuant to such rule, stockholder proposals must be received by our Secretary not later than December [    ], 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2014, we have not been a party to any transaction or series of similar transactions in which the amount exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or any member of the immediate family of the foregoing, had or will have a material interest.

Under its written charter, the Audit Committee of our Board is responsible to review and approve or ratify any transaction between our company and a related person, as defined in Item 404 of Regulation S-K, that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our voting securities as of March 27, 2015 by (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each named executive officer identified in the “Summary Compensation” table and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of March 27, 2015.

Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Class Outstanding (1)	Shares of Preferred Stock Beneficially Owned (2)		Percentage of Class Outstanding
Beneficial Ownership of 5% or more
Jacobs Private Equity, LLC	19,285,714	(3)	19.5%	67,500		92.0%
Public Sector Pension Investment Board(4) 1250 René-Lévesque Blvd. West, Suite 900, Montreal, QC H3B 4W8	11,415,524		14.4%	—		—
Coral Blue Investment Pte. Ltd.(5) 168 Robinson Road #37-01, Capital Tower, Singapore 068912	8,153,946		10.3%	—		—
FMR, LLC (6) 245 Summer Street Boston, MA 02210	4,867,871		6.1%	—		—
Directors:
G. Chris Andersen	102,927	(7)	*	250		*
Michael G. Jesselson	330,965	(8)	*	725	(9)	1.0%
Adrian P. Kingshott	117,214	(10)	*	300		*
James J. Martell	362,282	(11)	*	725		1.0%
Jason D. Papastavrou	226,089	(12)	*	650	(13)	*
Oren G. Shaffer	50,000	(14)	*	—		—
Named Executive Officers:
Bradley S. Jacobs+(15)	19,517,475		19.7%	67,500		92.0%
John J. Hardig	81,660	(16)	*	—		—
Troy A. Cooper	93,213	(17)	*	—		—
Gordon E. Devens	105,000	(18)	*	—		—
Scott B. Malat	61,749	(19)	*	—		—
Executive Officers and Directors as a Group (12 People)	21,170,775	(20)	21.1%	70,150		95.7%

*	Less than 1%
+	Director and Executive Officer
(1)

For purposes of this column, the number of shares of the class outstanding reflects the sum of (i) 79,650,936 shares of our common stock that were outstanding as of March 27, 2015, (ii) the number of shares of our common stock into which the outstanding shares of our preferred stock held by the relevant person, if any, were convertible on March 27, 2015, and (iii) the number of shares of our common stock, if any, which the relevant person could acquire on exercise of options or warrants on or before June 1, 2015.
(2)

Each share of our preferred stock that was outstanding on March 27, 2015 has an initial liquidation preference of $1,000 per share and is convertible into approximately 143 shares of our common stock at an effective conversion price of $7.00 per share of our common stock. Our preferred stock votes together as a single class with our common stock on an as-converted basis, except with respect to certain matters that impact the rights of holders of our preferred stock, in which case our preferred stock votes separately as a single class.

(3)

Consists of 9,642,857 shares of our common stock issuable upon the exercise of 9,642,857 warrants at an exercise price of $7.00 per share of common stock, and 9,642,857 shares of our common stock issuable upon conversion of 67,500 shares of our preferred stock.

(4)

By Schedule 13G, filed January 8, 2015, filed by Public Sector Pension Investment Board, which reported that, as of December 31, 2014, Public Sector Pension Investment Board beneficially owned 11,415,524 shares with sole voting and sole dispositive power over such shares.

(5)

By Schedule 13G/A, filed January 2, 2015, filed by Coral Blue Investment Pte. Ltd. and GIC Private Limited, which reported that, as of December 31, 2014, Coral Blue Investment Pte. Ltd. beneficially owned 8,153,946 shares of common stock. GIC Private Limited shares voting and dispositive power over such shares of common stock held by Coral Blue Investment Pte. Ltd.

(6)

Based on information contained in a Schedule 13G filed by FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson on February 13, 2015, Edward C. Johnson 3d, Chairman of FMR LLC, Abigail P. Johnson, Vice Chairman, Chief Executive Officer and President of FMR LLC, and FMR LLC have sole voting power over 337,281 shares and sole dispositive power over 4,867,871 shares owned directly by various investment companies advised by Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC. The filing further states that (i) members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; (ii) the Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares of FMR LLC will be voted in accordance with the majority vote of Series B voting common shares of FMR LLC and that, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC; and (iii) neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees, and that Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(7)

Includes (i) 35,713 shares of our common stock issuable upon the exercise of 35,713 warrants at an exercise price of $7.00 per share of common stock, (ii) 35,713 shares of our common stock issuable upon conversion of 250 shares of our preferred stock, (iii) 24,000 shares of our common stock issuable upon the exercise of options and (iv) 2,500 vested RSUs that are or will become exercisable on or before June 1, 2015.

(8)

Includes (i) 12,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 3/12/84 Trust, of which Mr. Jesselson is a trustee, (ii) 12,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 11/26/85 Trust, of which Mr. Jesselson is a trustee, (iii) 12,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 3/31/87 Trust, of which Mr. Jesselson is a trustee, (iv) 10,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 6/30/93 Trust, of which Mr. Jesselson is a trustee, (v) 10,000 shares of our common stock owned by Mr. Jesselson’s spouse, (vi) 103,572 shares of our common stock issuable upon the exercise of 103,572 warrants at an exercise price of $7.00 per share of our common stock, which warrants are beneficially owned by the Michael G. Jesselson 12/18/80 Trust and the Michael G. Jesselson 4/8/71 Trust, of which trusts Mr. Jesselson is the beneficiary, (vii) 21,322 shares of our common stock issuable upon the exercise of 21,322 warrants at an exercise price of $7.00 per share of our common stock, which warrants are beneficially owned by the Michael G. Jesselson and Linda Jesselson, Trustees UID 6/30/93 FBO Maya Ariel Ruth Jesselson, of which Mr. Jesselson is the beneficiary,

(viii) 103,570 shares of our common stock issuable upon conversion of 725 shares of our preferred stock, which shares of our preferred stock are beneficially owned by the Michael G. Jesselson 12/18/80 Trust and the Michael G. Jesselson 4/8/71 Trust, of which trusts Mr. Jesselson is the beneficiary, and (ix) 24,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.
(9)	See clause (viii) of footnote (8).
(10)

Includes (i) 42,857 shares of our common stock issuable upon the exercise of 42,857 warrants at an exercise price of $7.00 per share of our common stock, (ii) 42,857 shares of our common stock issuable upon conversion of 300 shares of our preferred stock and (iii) 24,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.

(11)

Includes (i) 103,572 shares of our common stock issuable upon the exercise of 103,572 warrants at an exercise price of $7.00 per share of our common stock, (ii) 103,571 shares of our common stock issuable upon conversion of 725 shares of our preferred stock, (iii) 99,000 shares of our common stock issuable upon the exercise of options and (iv) 5,000 vested RSUs that are or will become exercisable on or before June 1, 2015.

(12)

Includes (i) 1,375 shares of our common stock beneficially owned by the Brett A. Athans Declaration of Trust, of which Dr. Papastavrou is the trustee, (ii) 92,857 shares of our common stock issuable upon the exercise of 92,857 warrants at an exercise price of $7.00 per share of our common stock, which warrants are beneficially owned by Springer Wealth Management LLC, of which Dr. Papastavrou is the owner of 100% of the equity securities, (iii) 92,857 shares of our common stock issuable upon conversion of 650 shares of our preferred stock, which shares of preferred stock are beneficially owned by Springer Wealth Management LLC, of which Dr. Papastavrou is the owner of 100% of the equity securities, (iv) 24,000 shares of our common stock issuable upon the exercise of options and (v) 5,000 vested RSUs that are or will become exercisable on or before June 1, 2015.

(13)	See clause (iii) of footnote (12).
(14)

Includes (i) 8,500 shares of our common stock issuable upon the exercise of 8,500 warrants at an exercise price of $7.00 per share of common stock, (ii) 24,000 shares of our common stock issuable upon the exercise of options and (iii) 5,000 vested RSUs that are or will become exercisable on or before June 1, 2015.

(15)

Mr. Jacobs has indirect beneficial ownership of the shares of our common stock and our preferred stock beneficially owned by JPE as a result of being its Managing Member. See footnote (3). Also includes 150,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.

(16)	Includes 30,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.
(17)

Includes (i) 10,000 shares of common stock issuable upon the exercise of 10,000 warrants at an exercise price of $7.00 per share of common stock and (ii) 15,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.

(18)

Includes (i) 20,000 shares of our common stock issuable upon the exercise of 20,000 warrants at an exercise price of $7.00 per share of common stock and (ii) 75,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.

(19)

Includes (i) 12,750 shares of our common stock issuable upon the exercise of 12,750 warrants at an exercise price of $7.00 per share of common stock and (ii) 15,000 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 1, 2015.

(20)

Includes (i) 10,094,000 shares of our common stock issuable upon the exercise of 10,094,000 warrants at an exercise price of $7.00 per share of our common stock, (ii) 10,021,425 shares of our common stock issuable upon conversion of 70,150 shares of our preferred stock, (iii) 585,000 shares of our common stock issuable upon the exercise of options and (iv) 17,500 vested RSUs that are or will become exercisable on or before June 1, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during 2014, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive officer compensation programs are administered by the Compensation Committee of our Board (referred to as the “Committee” in this section). Currently, the Committee consists of Mr. Andersen (chair), Dr. Papastavrou, and Mr. Shaffer. The primary purposes of the Committee are, among other things:

(i)	To assist our Board in fulfilling its responsibilities related to the compensation of the Chief Executive Officer and the other executive officers of our company,

(ii)	To oversee the administration of our company’s compensation plans, in particular our incentive compensation and equity-based plans, and

(iii)	To review and make recommendations to our Board concerning director compensation.

For the fiscal year ended December 31, 2014, our named executive officers (NEOs) were:

NEO	Title
Bradley S. Jacobs	Chairman and Chief Executive Officer
John J. Hardig	Chief Financial Officer
Troy A. Cooper	Chief Operating Officer
Gordon E. Devens	Senior Vice President, General Counsel and Secretary
Scott B. Malat	Chief Strategy Officer

In 2014, our leadership team continued to build our company into a leading asset-light provider of third-party logistics services and supply chain solutions. As a result of the effective execution of our strategy, by the end of 2014, our company was the third largest freight brokerage firm in North America, the largest provider of last-mile logistics for heavy goods, the largest manager of expedited shipments, the third largest provider of intermodal services, and a leading provider of highly engineered, technology-enabled contract logistics. Our company achieved many key milestones during 2014, including the following:

•	Tripled its annual revenue run rate year-over-year to more than $3.0 billion as of December 31, including 45% organic growth;

•	Exceeded its target annual run rate for earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $150.0 million at year-end;

•	Completed three strategic acquisitions: Pacer International, Inc., Simply Logistics Inc d/b/a Atlantic Central Logistics (ACL) and New Breed Holding Company;

•	Opened truck brokerage cold-starts in Kansas City, Missouri; Denver, Colorado; and Nashville, Tennessee;

•	Grew its truck brokerage cold-starts to an annual revenue run rate of more than $270 million;

•

Increased over-the-road capacity to more than 4,100 trucks under contract to its drayage, expedited and last mile subsidiaries, with additional relationships with over 30,000 other carriers as of December 31, 2014;

•	Increased critical mass to 197 locations and over 10,000 employees as of December 31, 2014;

•	Rebranded its Express-1 expedited transportation business as XPO Express, and rebranded its 3PD, Optima and ACL last mile businesses as XPO Last Mile;

•	Integrated its expedited transportation operations – XPO Express, XPO NLM, XPO Air Charter and Gainesville, Georgia operations – as one expedited group to serve customers more synergistically; and

•	Developed a state-of-the-art, proprietary Rail Optimizer technology platform for its intermodal operations and moved it into BETA test.

Philosophy and Objectives of Our Executive Compensation Program

Our philosophy on executive compensation is to align the interests of our executive management with the interests of our stockholders and to ensure that the total compensation paid to our executive officers is reasonable and competitive. The three key objectives of our executive compensation program are:

Objective	Detail
1) Align executive compensation with stockholder value	Within our overall compensation strategy, we utilize long-term equity-based compensation and annual cash incentives to align the financial interests and objectives of our NEOs with those of our stockholders.

2) Retain and motivate high-performing executive talent	We operate in a highly competitive employment environment. We are very focused on retaining and motivating our executive officers, which we believe is essential to achieving our growth goals. Our most recent NEO compensation and incentive actions have been designed to maximize retention and sustain a unified focus on the execution of our long-term strategy. During 2014, in connection with performance-based equity grants and the payment of annual cash bonuses, each of our NEOs agreed to lock-up restrictions that generally prohibit sales of any equity awarded to such NEO as compensation from our company until at least September 2, 2016. As a result of these lock-up agreements, each of our NEOs holds restricted shares, time-based restricted stock units and restricted stock options that are or will be vested as of September 2, 2016, assuming continued employment by our company, that presently have a value at least 15 times greater than such NEO’s 2015 annual base salary. We believe these lock-up agreements create compelling incentives for retention and motivation of our NEOs.

3) Correlate pay to performance	Our compensation program is designed to provide a strong correlation between the performance of our NEOs and the compensation they receive. We accomplish this by including compensation elements that are heavily weighted towards variable compensation (such as annual cash incentives) and equity incentives (such as performance-based restricted stock units). We believe that this approach improves alignment between value earned by executives and stockholder return. As described in further detail below, the most recent equity grants to our NEOs have been subject to the achievement of significant performance goals, including the price of a share of our company’s common stock trading at or above $60.00 for 20 consecutive trading days prior to April 2, 2018 and the company’s fiscal year 2017 adjusted cash earnings per share being at least $2.50. We believe that the significant performance hurdles we connect to the equity grants to our NEOs mitigate any risk associated with our NEO compensation program.

2014 Say on Pay Vote

We sought an advisory vote from our stockholders regarding our executive compensation program in 2014. More than 94% of votes cast supported the resolution. The Committee considers the results of the advisory vote as it completes its annual review of the pay program and the compensation packages provided to our NEOs. The company communicates directly and frequently with stockholders about business strategy and these conversations often include discussions of executive compensation and the alignment of the senior executive team with stockholders. The Committee will continue to consider the outcome of “say on pay” votes and our stockholders’ input when making future compensation decisions regarding our NEOs.

Process for Determining Executive Compensation

The Committee believes that its relative emphasis on variable annual cash incentives and long-term equity awards allows it to retain significant flexibility and discretion from year to year in order to motivate strong continuing effort by our NEOs. Specifically, the total compensation package for each of our NEOs reflects assessments of individual responsibilities, contributions to corporate performance and overall company success in reaching strategic goals. The general framework for our compensation packages includes fixed base salaries negotiated at the time the NEO is hired or promoted and variable incentive compensation consisting of annual cash incentives and equity grants that emphasize pay for performance and, in the case of equity grants, achievement of long-term performance goals. The Committee has tended to heavily weight our NEOs’ compensation toward variable incentive compensation rather than base salary. This approach is reflected in the “Summary Compensation” table below, which shows that in 2014 our NEOs’ base salaries represented the following approximate percentages of their total compensation: Mr. Jacobs, 13%; Mr. Hardig, 23%; Mr. Cooper, 17%; Mr. Devens, 18%; and Mr. Malat, 15%.

Role of Compensation Committee

The Committee is responsible for administering our company’s executive compensation program in a manner consistent with our compensation philosophy. The Committee is tasked with setting performance goals for NEOs and reviewing all other compensation and benefits for NEOs on an ongoing basis. The Committee acts independently, but works closely with our full board and executive management in making many of its decisions. To assist it in discharging its responsibilities, the Committee has retained the services of Semler Brossy, as discussed further below.

Role of Management

Executive management and the Committee work together to establish, review and evaluate compensation packages and policies. Executive management provides input into the design of our pay program and, in particular, Mr. Jacobs provides recommendations as to proposed compensation actions with respect to our executive team, other than with respect to his own compensation. However, the Committee carefully and independently reviews the recommendations of management, without members of management present, before making its final determination. We believe this process ensures that our executive compensation program effectively aligns with our compensation philosophy and stockholder interests.

Role of Independent Compensation Consultant

The Committee directly retained Semler Brossy as its independent advisor. Semler Brossy has supported the Committee in: reviewing the reasonableness of the compensation packages and long-term incentive grants for the NEOs and our other senior officers; reviewing this Compensation Discussion and Analysis and the related tables and narratives; structuring the performance-based equity awards to executives; evaluating our non-employee director compensation program; and providing general advice and support to the Committee and Committee Chair. Semler Brossy does not provide any other services to the Committee or the company.

After taking into account Semler Brossy’s (i) absence of relationships with management and the members of the Committee, (ii) internal policies and (iii) other information provided, the Committee determined that Semler Brossy is independent and that its role did not raise any conflicts of interest.

Comparative Analysis

With the assistance of Semler Brossy, the Committee designated a peer group to support compensation decisions. Given the recent significant increase in the size and scale of our company, we expanded the peer group in 2014 to include some of the larger companies in the logistics and distribution or trucking industries. The peers represent most of our publicly-traded competitors and are a reasonable group of comparators given the current size and expected growth rate of XPO.

While we monitor the structure of our peers’ pay programs, the Committee does not target a specific percentile positioning against the peer group. Also, the Committee does not target a specific mix between cash and equity or short- and long-term compensation. The peer group consists of the following logistics and distribution or trucking companies:

2014 Peer Group

ArcBest Corporation	J.B. Hunt Transport Services Inc.	Ryder System, Inc.

C.H. Robinson Worldwide, Inc.	Landstar System, Inc.	Swift Transportation, Co

Con-way Inc.	Old Dominion Freight Line, Inc.	Universal Truckload Services, Inc.

Expeditors International	Park-Ohio Holdings Corp.	UTi Worldwide, Inc.

Hub Group, Inc.	Roadrunner Transportation Systems, Inc.	YRC Worldwide, Inc.

Note: Pacer International, Inc. was removed from the peer group following its acquisition by our company on March 31, 2014. Echo Global Logistics, Inc. and Forward Air Corporation were removed due to the Committee’s preference to include companies with larger annual revenues in light of our company’s significant growth.

Principal Components of Compensation

Base Salary

Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO’s responsibilities, experience and other qualifications essential to his role. In light of the Committee’s relative emphasis on variable incentive compensation rather than base salary, our NEOs’ base salaries have not been increased since their hire dates, except in the case of promotion and change of job responsibilities.

2014 Compensation Decisions: Annual base salaries for our NEOs initially were set in accordance with their respective employment agreements entered into in 2011 and 2012. Other than the increase in Mr. Cooper’s annual base salary to $350,000 upon his promotion to Chief Operating Officer on May 19, 2014, none of our NEOs’ base salaries were increased during 2014. Accordingly, annual base salary rates as of December 31, 2014 were as follows:

NEO	2014 Base Salary
Bradley S. Jacobs	$495,000
John J. Hardig	$395,000
Troy A. Cooper	$350,000
Gordon E. Devens	$300,000
Scott B. Malat	$300,000

Annual Cash Incentive Bonuses

Our annual cash incentive bonus program is designed to motivate our NEOs to meet and exceed our annual operating and financial goals. The Committee establishes the specific performance goals for our NEOs and determines achievement against the goals. The goals were determined to be challenging and require significant performance.

Pursuant to the terms of the employment agreements, each of our NEOs, other than Mr. Jacobs and Mr. Devens, is eligible to receive an annual cash incentive bonus of as much as 100% of his annual base salary, subject to the achievement of specified performance goals as determined by the Committee. Although Mr. Jacobs is eligible to receive a performance-based annual cash incentive award, his target award is not specified in his employment agreement and is determined by the Committee in its discretion. However, Mr. Jacobs’ award is typically aligned with the NEOs’ annual award. Mr. Devens is eligible to receive an annual cash incentive bonus targeted between 40% to 100% of his annual base salary, as determined by the Committee.

2014 Compensation Decisions: In March 2014, the Committee established for each person then serving as an executive officer of the company a target annual cash incentive award for 2014 (the “2014 Cash Incentive Awards”) under the terms of our Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “2011 Plan”), which was approved by our stockholders at the 2012 annual meeting of stockholders on May 31, 2012. The 2014 Cash Incentive Awards were designed with the goal that annual cash performance bonuses payable to our executive officers would not be subject to tax-deductibility limitations pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to the terms of the 2014 Cash Incentive Awards, the Committee set specific annual performance goals and established an objective formula for calculating the amount of the target awards for participants. The performance goal adopted by the Committee under the 2014 Cash Incentive Awards was defined as our company’s revenue for fiscal year 2014 exceeding our company’s revenue for fiscal year 2013, which was $702.3 million. The following table sets forth the target awards established by the Committee under the 2014 Cash Incentive Awards, expressed as a percentage of salary and as a dollar amount, for each NEO:

NEO	Target Award (expressed as a percentage of current base salary)	Target Award (expressed as a dollar amount)
Bradley S. Jacobs	100%	$495,000
John J. Hardig	100%	$395,000
Troy A. Cooper	100%	$350,000
Gordon E. Devens	100%	$300,000
Scott B. Malat	100%	$300,000

In the event that the performance goal under the 2014 Cash Incentive Awards is satisfied, the Committee is responsible to determine the bonus award payable to a participant based on the achievement of individual or organizational goals, as determined by the Committee in its sole discretion. The Committee retains absolute “negative discretion” to eliminate or reduce the amount of any award under the 2014 Cash Incentive Awards. Further, the 2014 Cash Incentive Awards may be greater than the target award, subject to the individual maximum award limitation provided in the 2011 Plan. The Committee certified that the performance target under the 2014 Cash Incentive Awards was achieved based on our company’s revenue of $2.357 billion in fiscal year 2014, which exceeded 2013 revenue.

The Committee, in close consultation with our CEO (except with respect to his own performance assessment), conducted a performance assessment of each executive officer. The CEO’s executive officer performance assessment recommendations were based on an overall subjective assessment of each officer’s performance and contribution to our company’s achievement of its strategic objectives. The Committee conducted a separate assessment of Mr. Jacobs’ performance without his involvement.

With respect to 2014 cash incentive decisions, the Committee took an integrated approach, assessing our company’s results together with each officer’s individual performance contributions. For 2014, the Committee determined that our company accomplished and exceeded its key strategic objectives for the year, as outlined above in the “Overview” section of this Compensation Discussion and Analysis section. Under the leadership and guidance of our NEOs, in 2014: (i) we completed three significant acquisitions, (ii) we established three cold-starts and (iii) we continued to optimize our existing operations. Our company exceeded our publicly announced performance goals for 2014. Each of the NEOs was determined to have contributed significantly to the company’s achievements during 2014. In determining 2014 cash bonus payouts for the NEOs, the Committee’s goal was to recognize and reward the NEOs’ performance while also awarding cash bonus amounts that had the effect of relatively balancing total cash compensation across the group of NEOs, with consideration to each NEO’s job responsibilities and position. Accordingly, differences in the award payouts to the NEOs, as compared to the target awards, do not reflect a determination by the Committee of the relative performance of any single NEO.

As a result of the above-described performance assessments, and taking into account the indicated total cash compensation payable to each NEO, the Committee approved the following bonus payouts to our NEOs for 2014:

NEO	Award Payout	Aggregate 2014 Base Salary and Cash Bonus (1)
Bradley S. Jacobs	$585,000	$1,080,000
Chairman and Chief Executive Officer
John J. Hardig	$435,000	$830,000
Chief Financial Officer
Troy A. Cooper	$475,000	$825,000
Chief Operating Officer
Gordon E. Devens	$475,000	$775,000
Senior Vice President, General Counsel and Secretary
Scott B. Malat	$475,000	$775,000
Chief Strategy Officer

(1)	Consists of 2014 Cash Incentive Award payout and annual base salary as of December 31, 2014.

2015 Compensation Decisions: In February 2015, the Committee established for each person then serving as an executive officer of the company a target annual cash incentive award for 2015 (the “2015 Cash Incentive Awards”) under the terms of our 2011 Plan. The 2015 Cash Incentive Awards are designed with the goal that annual cash performance bonuses payable to our executive officers will not be subject to tax-deductibility limitations pursuant to Section 162(m) of the Code. Pursuant to the terms of the 2015 Cash Incentive Awards, the Committee set specific annual performance goals and established an objective formula for calculating the amount of the target awards for participants. The performance goal adopted by the Committee under the 2015 Cash Incentive Awards was defined as our company achieving an annual run rate of EBITDA during the second half of 2015 of at least $300 million. The following table sets forth the target awards established by the Committee under the 2015 Cash Incentive Awards, expressed as a percentage of salary and as a dollar amount, for each NEO:

NEO	Target Award (expressed as a percentage of current base salary)	Target Award (expressed as a dollar amount)
Bradley S. Jacobs	100%	$495,000
John J. Hardig	100%	$395,000
Troy A. Cooper	100%	$350,000
Gordon E. Devens	100%	$300,000
Scott B. Malat	100%	$300,000

In the event that the performance goal under the 2015 Cash Incentive Awards is satisfied, the Committee is responsible for determining the bonus award payable to a participant based on the achievement of individual or organizational goals, as determined by the Committee in its sole discretion. The Committee retains absolute “negative discretion” to eliminate or reduce the amount of any award under the 2015 Cash Incentive Awards. Further, the 2015 Cash Incentive Awards may be greater than the target award, subject to the individual maximum award limitation provided in the 2011 Plan.

Long-Term Incentive Program

Our NEOs may be awarded equity at the discretion of the Committee under the 2011 Plan. Equity awards are intended to further align the interests of our NEOs with the interests of our stockholders and emphasize long-term performance. Equity awards made to our NEOs generally are subject to holding requirements and achievement of long-term performance goals in order to maximize alignment of our NEOs’ interests with the interests of our stockholders.

2014 Compensation Decisions: We do not have a formal annual equity incentive grant program. However, the Committee, after consultation with our CEO (except as relates to our CEO’s compensation), determined that it would be advisable to make performance-based equity grants to our leadership team to maximize retention and incentivize a unified focus on execution of our long-term strategy. Accordingly, as part of a multi-faceted program that included the 2013 cash bonus payouts and equity lock-up agreements, on March 14, 2014, the committee granted performance-based restricted stock units (“PRSU”) awards to each of our NEOs as follows:

NEO	Targeted Award of PRSUs (expressed as a dollar amount) (1)	Targeted Award of PRSUs (expressed as a number of shares)
Bradley S. Jacobs	$4,700,000	150,593
John J. Hardig	$1,400,000	44,857
Troy A. Cooper	$1,250,000	40,051
Gordon E. Devens	$1,500,000	48,062
Scott B. Malat	$1,800,000	57,674

(1)

The amounts above are the targeted value of the PRSU awards. The values of stock awards shown in the “Summary Compensation” table and other required tables below reflect the grant date fair value determined in accordance with the Financial Accounting Standards Board’s Accounting Standard Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”).

These PRSUs will vest if both of the following conditions occur: the company’s common stock trades at or above $60.00 per share for 20 consecutive trading days prior to April 2, 2018 and the company’s fiscal year 2017 adjusted cash earnings per share are at least $2.50. We believe both conditions are substantially challenging. The stock price hurdle of $60 per share represents a 92% premium to the stock price on the date of grant. The targeted award values were determined with reference to the NEO’s contributions to our company to date, his anticipated contribution to the achievement of our strategic objectives in the future, and prior equity awards granted to the NEO. No particular weighting was assigned to any of these considerations. The dollar values of the targeted awards were converted to PRSUs based on the share price on the award grant date rather than the grant date fair value for accounting purposes, which is lower due to the performance goals and resale restrictions. In granting the PRSUs, the Committee also determined that the structure of the grants, with achievement of the earnings-based performance goal not possible until after the end of 2017, provided an important retentive element and increased long-term focus for our NEOs.

In addition to the foregoing grants during 2014, in recognition of his performance and as an incremental retention incentive, the Committee awarded Mr. Malat an additional grant of 3,204 time-based restricted stock units that vest in full on June 30, 2015, subject to his continued employment on such date. Also, on

June 30, 2014, in recognition of his performance and in connection with his promotion to Chief Operating Officer, the Committee awarded Mr. Cooper an additional grant of 25,000 PRSUs, subject to the same performance conditions discussed in the immediately preceding paragraph.

In connection with the foregoing equity grants, each NEO agreed to lock-up provisions that restrict the sale of any shares of the company’s common stock issued under any options or restricted stock units, including PRSUs, before September 2, 2016, subject to certain exceptions. Additional details regarding these PRSUs and the equity lock-up agreements can be found in the Form 8-K filed on March 20, 2014 (the “March 20 8-K”).

2015 Compensation Decisions: In February 2015, the Committee determined that it would be advisable to make performance-based equity grants to our leadership team to continue to foster retention and create a unified focus on execution of our long-term strategy. The Committee granted PRSU awards to each of our NEOs as follows:

NEO	Targeted Award of PRSUs (expressed as a dollar amount) (1)	Targeted Award of PRSUs (expressed as a number of shares)
Bradley S. Jacobs	$4,500,000	102,436
John J. Hardig	$750,000	17,073
Troy A. Cooper	$750,000	17,073
Gordon E. Devens	$750,000	17,073
Scott B. Malat	$750,000	17,073

(1)

The amounts above are the targeted value of the PRSU awards. The values of stock awards shown in the “Summary Compensation” table and other required tables below reflect the grant date fair value determined in accordance with ASC 718.

These PRSUs are subject to the same performance conditions that are applicable to the 2014 PRSU grants (i.e., the company’s common stock trades at or above $60.00 per share for 20 consecutive trading days prior to April 2, 2018 and the company’s fiscal year 2017 adjusted cash earnings per share are at least $2.50). The targeted award values were determined with reference to the NEO’s contributions to our company to date and his anticipated contribution to the achievement of our strategic objectives in the future. In determining the number of PRSUs granted to each NEO in 2015, the Committee also considered the NEO’s total annual compensation during 2015 as compared to 2014 and the relative weighting of cash and equity compensation in each year. No particular weighting was assigned to any of these considerations.

The vesting of the 2014 and 2015 awards may, in certain circumstances, be accelerated, including prorated acceleration in the event of a termination without cause or for good reason (each, as defined in the applicable PRSU grant agreement). Under the PRSU grant agreements, in the event that any benefits due or amounts payable to a grantee in connection with a change of control (whether or not pursuant to the PRSU grant agreement) constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to the grantee on a net after-tax basis. None of our NEOs is entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Equity Granting Policy

All equity grants to executive officers are approved by the Committee with a grant date determined at the time of the approval. The Committee does not target a specific time during the year to make equity grants, but equity grant dates are always on or after the date of Committee approval and in full compliance with applicable laws.

Benefits

Our NEOs are provided with benefits, including participation in the XPO Logistics, Inc. 401(k) Plan and insurance benefit programs that are offered to other eligible employees. In addition, our NEOs are entitled to reimbursement of ordinary business expenses. Other than the foregoing and the amounts set forth in the “All Other Compensation” table below, NEOs are not entitled to any additional perquisites.

Other Compensation-Related Items

Employment Agreements

We entered into an employment agreement with each of our NEOs at the time of engagement. Each employment agreement has a term through September 2, 2016, except Mr. Cooper’s employment agreement which has a term through March 14, 2018, and expires at the end of the term without automatic renewal. We believe that it is in the best interests of our company to enter into multi-year employment agreements with our executive officers, because the agreements provide an incentive for long-term retention, while still allowing the Committee to exercise discretion in designing incentive compensation programs. The material compensation-related terms of these agreements are discussed in the tables that follow this Compensation Discussion and Analysis and the narratives that follow such tables, and each agreement has been filed with the SEC and is available on our website and on the SEC’s website.

We also entered into amended and restated employment agreements on March 14, 2014 with certain of our executive officers, including Messrs. Cooper and Devens. Details of the amended and restated employment agreement can be found in the March 20 8-K for Mr. Devens and in the Form 8-K filed on May 20, 2014 for Mr. Cooper, and details of the amended and restated agreements for each of Messrs. Cooper and Devens can be found elsewhere in this proxy statement. The principal purpose of the employment agreement amendments was to make the benefits available in the context of certain terminations of employment following a change in control of our company more consistent across our executive officers.

Clawback Provisions

The Committee is focused on mitigating risk associated with the company’s compensation program for NEOs and believes that “clawback” provisions are a useful tool. Each of our NEOs, in his employment agreement, is covered by a clawback provision under which the NEO may be required, upon certain triggering events, to repay all or a portion of incentive compensation that was previously paid (including proceeds from previously-exercised and vested equity awards), and to forfeit unvested equity awards. These clawback provisions are generally triggered if (i) the NEO has engaged in fraud or other willful misconduct that contributes materially to any significant financial restatements or material loss to our company or any of our affiliates, (ii) the NEO is terminated for Cause (as defined in the employment agreement) or (iii) the NEO breaches the restrictive covenants that are applicable under his employment agreement. To the extent that the rules to be promulgated by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act are broader than the clawback provisions contained in the employment agreements that are applicable to our NEOs, our NEOs will be subject to additional clawback provisions pursuant to such rules. For more information, see the section below entitled “Employment Agreements with Named Executive Officers – Clawbacks.”

Equity Ownership Requirements

We believe that maintaining equity ownership in our company will help align our NEOs’ interests with the interests of our stockholders and will mitigate a number of risks, including risks related to executive retention and undue risk-taking. Each NEO has agreed to resale restrictions prohibiting the sale or transfer prior to September 2, 2016 of any shares of the company’s common stock (on an after-tax basis) acquired upon exercise or settlement of any equity grant received from the company, including equity grants made under each NEO’s employment agreement. As a result of these lock-up agreements, as of March 18, 2015, each of our NEOs holds restricted shares, time-based restricted stock units and restricted stock options that are or will be vested as of September 2, 2016, assuming continued employment by our company, that presently have a value at least 15 times greater than such NEO’s annual base salary. We believe that the significant equity stakes of our NEOs, the performance conditions related to 2017 cash earnings per share of the 2014 and 2015 PRSU grants, and the resale restrictions to which our NEOs are subject substantially align the interests of our NEOs and our stockholders.

Hedging and Pledging Policy

Under the XPO Logistics, Inc. Insider Trading Policy, our company’s directors and executive officers, including the NEOs, are prohibited from pledging or holding company securities in a margin account without pre-clearance. In addition, such persons are prohibited from engaging in hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds or any other transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities.

Tax Considerations

We generally structure our base salary and incentive compensation programs to maximize the deductibility of compensation under Section 162(m) of the Code, from and after the time that our compensation programs become subject to Section 162(m). However, the Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not tax deductible.

Conclusion

The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling our company to attract and retain talented executives. As such, we encourage our stockholders to support our company’s advisory “say on pay” resolution, which is set forth in this proxy statement as Proposal 4. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our stockholders.

Compensation Committee Report

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as set forth above. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee:

G. Chris Andersen, Chair

Jason D. Papastavrou

Oren G. Shaffer

Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers, for the year ended December 31, 2014. This “Summary Compensation” table is accompanied by an “All Other Compensation” table, a “Grants of Plan-Based Awards” table and additional narrative discussion as necessary to assist in the understanding of the information presented in each of such tables.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)			All Other Compensation(3) ($)		Total ($)
Bradley S. Jacobs(4) Chief Executive Officer and Chairman	2014 2013 2012	$ $ $	495,000 495,000 495,000	— — —	$ $	2,802,536 — 1,876,800		— — —	$ $	585,000 495,000 —		$ $ $	2,105 2,000 2,000	$ $ $	3,884,641 992,000 2,373,800
John J. Hardig(5) Chief Financial Officer	2014 2013 2012	$ $ $	395,000 395,000 341,827	— — —	$ $	834,789 — 1,902,150	$	— — 344,500	$ $	435,000 390,000 —		$ $ $	27,453 29,999 267,536	$ $ $	1,692,242 814,999 2,856,013
Troy A. Cooper(6) Chief Operating Officer	2014		$308,462	—		$1,019,349		—		$475,000			$2,105		$1,804,916
Gordon E. Devens(7) Senior Vice President and General Counsel	2014 2013 2012	$ $ $	300,000 300,000 300,000	— — —	$ $	894,434 721,144 —		— — —	$ $	475,000 405,000 —		$ $ $	2,105 2,000 118,000	$ $ $	1,671,539 1,428,144 418,000
Scott B. Malat(8) Chief Strategy Officer	2014 2013 2012	$ $ $	300,000 300,000 300,000	— — —	$ $ $	1,173,310 360,566 52,747	$	— — 218,040	$ $ $	475,000 350,000 300,000	(9)	$ $ $	2,105 2,000 5,335	$ $ $	1,950,415 1,012,566 876,122

(1)

The amounts reflected in each respective column represent the aggregate grant date fair value of the awards made during each respective year and the incremental value of any awards modified during each respective year, as computed in accordance with ASC 718. For a further discussion of the assumptions used in the calculation of the grant date fair values for each year, please see “Notes to Consolidated Financial Statements—Note 11. Stock-Based Compensation” of our company’s Annual Report on Form 10-K for the year ended December 31, 2014. For further discussion of grants made in 2014, see the accompanying “Grant of Plan-Based Awards” table. The values reported in the columns represent the awards granted to our NEOs during 2014 as set forth on page 26 of this proxy statement. For the PRSUs, the amounts reflected in the column represent the target level of performance, which is also the maximum level of performance.

(2)

In March 2014, the Committee established for certain eligible employees a target annual cash incentive award for 2014 under the terms of our 2011 Plan. The amounts reflected in this column for 2014 represent a performance-based annual cash bonus award earned pursuant to our 2014 Cash Incentive Awards, which is described in more detail under the heading “Compensation Discussion and Analysis – Annual Cash Incentive Bonuses.”

(3)	The components of “All Other Compensation” for 2014 are detailed below in the “All Other Compensation” table.
(4)

Mr. Jacobs was appointed as the company’s Chief Executive Officer and Chairman of the Board on September 2, 2011. Mr. Jacobs’ annual base salary is $495,000. Mr. Jacobs did not receive any additional compensation for his services as a Board member.

(5)	Mr. Hardig commenced employment as our Chief Financial Officer on February 13, 2012. Mr. Hardig’s annual base salary is $395,000.
(6)

Mr. Cooper was promoted to Chief Operating Officer in May 2014. He joined the company in September 2011 as Vice President – Finance and has held positions of increasing responsibility since then. He was not a named executive officer in 2012 or 2013, and accordingly, compensation information for those years is omitted. Mr. Cooper’s annual base salary is $350,000.

(7)	Mr. Devens commenced employment as our Senior Vice President and General Counsel on November 14, 2011. Mr. Devens’ annual base salary is $300,000.

(8)

Mr. Malat commenced employment as our Senior Vice President–Strategic Planning on October 20, 2011. On July 9, 2012, Mr. Malat was promoted to Chief Strategy Officer. Mr. Malat’s annual base salary is $300,000.

(9)	Represents a performance-based cash bonus in the amount of $300,000 paid in 2012 under the terms of the 2012 Cash Incentive Awards program.

We compensate our NEOs pursuant to the terms of their respective employment agreements, and the information reported in the “Summary Compensation” table reflects the terms of such agreements. For more information about our NEOs’ employment agreements, see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.”

All Other Compensation Table

The following table outlines the amounts included in the “All Other Compensation” column in the “Summary Compensation” table for our NEOs in 2014:

Name and Principal Position	Year	Matching Contributions to 401(k) Plan ($)(1)	Perquisites and Other Personal Benefits ($)(2)		Total ($)
Bradley S. Jacobs	2014	$2,000	$105		$2,105
Chief Executive Officer and Chairman	2013	$2,000	—		$2,000
	2012	$2,000	—		$2,000
John J. Hardig	2014	$2,000	$25,453	(3)	$27,453
Chief Financial Officer	2013	$2,000	$27,999	(3)	$29,999
	2012	$2,000	$265,536	(4)	$267,536
Troy A. Cooper	2014	$2,000	$105		$2,105
Chief Operating Officer
Gordon E. Devens	2014	$2,000	$105		$2,105
Senior Vice President and General Counsel	2013	$2,000	—		$2,000
	2012	$2,000	$116,000	(5)	$118,000
Scott B. Malat	2014	$2,000	$105		$2,105
Chief Strategy Officer	2013	$2,000	—		$2,000
	2012	$2,000	$3,335		$5,335

(1)

Amounts in this column represent matching contributions made by us to our company’s 401(k) plan. Only amounts contributed directly by our NEOs are eligible for matching contributions, and our NEOs are eligible for matching contributions on the same basis as all other eligible employees of our company.

(2)	Amounts in this column for 2014 include the company paid life insurance premium of $105 for each NEO.
(3)	Represents a payment for commuting expenses paid pursuant to Mr. Hardig’s employment agreement.
(4)

Includes a cash make-whole payment in the amount of $225,000 paid pursuant to Mr. Hardig’s employment agreement to compensate him for the benefits and payments forfeited upon departure from his prior employer. Also includes payments for commuting, relocation and COBRA due under the terms of Mr. Hardig’s employment agreement.

(5)	Represents relocation payments due under the terms of Mr. Devens’ employment agreement.

Grants of Plan-Based Awards

The following table accompanies the “Summary Compensation” table and provides additional detail regarding grants of equity and non-equity awards under our 2011 Plan and 2014 Cash Incentive Awards as well as other compensation arrangements made during 2014:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name and Principal Position	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bradley S. Jacobs	3/14/2014	3/14/2014	—	—	—	—	150,593	—	—	—	—	$2,802,536
Chief Executive Officer and Chairman	—	—		495,000
John J. Hardig	3/14/2014	3/14/2014	—	—	—	—	44,857	—	—	—	—	$834,789
Chief Financial Officer	—	—		395,000
Troy A. Cooper	3/14/2014	3/14/2014	—	—	—	—	40,051	—	—	—	—	$745,349
Chief Operating Officer	6/30/2014	6/30/2014	—	—			25,000					$274,000
	—	—		350,000
Gordon E. Devens	3/14/2014	3/14/2014	—	—	—	—	48,062	—	—	—	—	$894,434
Senior Vice President and General Counsel	—	—	—	300,000	—	—	—	—	—	—	—	—
Scott B. Malat	3/14/2014	3/14/2014	—	—	—	—	57,674	—	3,204	—	—	$1,173,310
Chief Strategy Officer	—	—	—	300,000	—	—	—	—	—	—	—	—

(1)

As described in this proxy statement under the heading “Compensation Discussion and Analysis,” we granted PRSUs to the NEOs on March 14, 2014 under the 2011 Plan, time-based restricted stock to Mr. Malat on March 14, 2014 under the 2011 Plan and additional PRSUs to Mr. Cooper on June 30, 2014.

(2)	Pursuant to the 2011 Plan, in no event will the amount paid to any eligible employee as an annual cash incentive award exceed $5,000,000 per person.
(3)

Awards in these columns consist of PRSUs. The PRSUs vest upon achievement of the following performance goals (subject, in general, to the grantee’s continued employment by the company as of the date of determination): (i) the price of a share of the company’s common stock must trade at or above $60.00 per share for 20 consecutive trading days prior to April 2, 2018 and (ii) the company’s adjusted cash earnings per share must be at least $2.50 with respect to fiscal 2017.

(4)	Awards in these columns consist of time-based restricted stock units that vest on June 30, 2015 subject to Mr. Malat’s continued employment with the company on that date.
(5)	Amounts represent the grant date fair value of equity awards made in 2014, as computed in accordance with ASC 718.

For additional information relevant to the awards that are shown in the above table (including a discussion of the performance criteria established and the actual payouts, if applicable, under such awards), please see the discussions in this proxy statement under the headings “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses,” “Compensation Discussion and Analysis—Long-Term Incentive Program” and “Employment Agreements with Named Executive Officers.” Also, the vesting of awards set forth in the above table may, in certain instances, be accelerated upon certain events. See the discussions in this proxy statement under the headings “Compensation Discussion and Analysis” and “Employment Agreements with Named Executive Officers” for the principal terms of our NEOs’ employment agreements.

Outstanding Equity Awards at Fiscal Year–End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2014:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bradley S. Jacobs Chief Executive Officer and Chairman	150,000	—	100,000	(2)		$9.28	11/21/2021	—	—	234,593	(3)	$9,590,162
John J. Hardig Chief Financial Officer	30,000	—	20,000	(2)		$14.09	2/13/2022	—	—	98,857	(4)	$4,041,274
Troy A. Cooper Chief Operating Officer	15,000	—	10,000	(2)		$11.46	1/16/2022	—	—	111,926	(5)	$4,575,535
Gordon E. Devens Senior Vice President and General Counsel	75,000	—	50,000	(2)		$9.79	11/14/2021	—	—	105,205	(6)	$4,300,780
Scott B. Malat Chief Strategy Officer	15,000	—	10,000 23,000	(2) (8)	$ $	10.65 18.07	10/21/2021 3/5/2022	—	—	127,640	(7)	$5,217,923

(1)	Amounts in this column have been calculated using an assumed stock price of $40.88, the closing price of our common stock on December 31, 2014, the last business day of our fiscal year 2014.
(2)	These stock options vest in equal installments on each of September 2, 2015 and 2016.
(3)

Consists of (i) 20,000 RSUs, of which 10,000 will vest on each of September 2, 2015 and 2016; (ii) 64,000 PRSUs, of which 32,000 will vest on each of September 2, 2015 and 2016; and (iii) 150,593 PRSUs, of which 150,593 will vest on April 2, 2018, subject to achievement of certain performance criteria. PRSUs are reflected at the target amount because there are no threshold amounts for such PRSUs. Vesting of the RSUs and PRSUs is subject to continued employment by Mr. Jacobs on each vesting date.

(4)

Consists of (i) 20,000 RSUs, of which 10,000 will vest on each of September 2, 2015 and 2016; (ii) 34,000 PRSUs, of which 17,000 will vest on each of September 2, 2015 and 2016; and (iii) 44,857 PRSUs, of which 44,857 will vest on April 2, 2018, subject to achievement of certain performance criteria being achieved with respect to the 44,857 PRSUs. PRSUs are reflected at the target amount because there are no threshold amounts for such PRSUs. Vesting of the RSUs and PRSUs is subject to continued employment by Mr. Hardig on each vesting date.

(5)

Consists of (i) 21,875 RSUs which will vest on September 2, 2015; (ii) 25,000 RSUs, of which 15,000 will vest on September 2, 2016, 5,000 will vest on February 15, 2017 and 5,000 will vest on February 15, 2018; (iii) 40,051 PRSUs, of which 40,051 will vest on April 2, 2018, subject to the achievement of certain performance criteria; and (iv) 25,000 PRSUs, of which 25,000 will vest on April 2, 2018, subject to the achievement of certain performance criteria. PRSUs are reflected at the target amount because there are no threshold amounts for such PRSUs. Vesting of the RSUs and PRSUs is subject to continued employment of Mr. Cooper on each vesting date.

(6)

Consists of (i) 57,143 PRSUs, of which 34,286 will vest on September 2, 2016, 11,429 will vest on February 15, 2017 and 11,428 will vest on February 15, 2018 and (ii) 48,062 PRSUs, of which 48,062 will vest on April 2, 2018, subject to achievement of certain performance criteria. PRSUs are reflected at the target amount because there are no threshold amounts for such PRSUs. Vesting of the PRSUs is subject to the continued employment of Mr. Devens on each vesting date.

(7)

Consists of (i) 28,000 RSUs, of which 14,000 will vest on each of September 2, 2015 and 2016; (ii) 3,191 RSUs which vest in full on September 2, 2016; (iii) 7,000 PRSUs, of which 3,500 will vest on each of September 2, 2015 and 2016, subject to continued employment by Mr. Malat on each vesting date for each award; (iv) 28,571 PRSUs, of which 17,143 will vest on September 2, 2016, and 5,714 PRSUs will vest on each of February 15, 2017 and February 15, 2018; (v) 3,204 RSUs which will vest in full on June 30, 2015; and (vi) 57,674 PRSUs, of which 57,674 will vest on April 2, 2018, subject to achievement of certain performance criteria. PRSUs are reflected at the target amount, because there are no threshold amounts for such PRSUs. Vesting of the RSUs and PRSUs is subject to the continued employment of Mr. Malat on each vesting date.

(8)	These stock options vest in full on September 2, 2016.

Options Exercised and Stock Vested

The following table sets forth the restricted stock units that vested for our NEOs during 2014. There were no stock option exercises by our NEOs during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bradley S. Jacobs	—	—	42,000	1,362,900
John J. Hardig	—	—	27,000	876,150
Troy A. Cooper	—	—	21,875	709,844
Gordon E. Devens	—	—	—	—
Scott B. Malat	—	—	17,500	567,875

Estimated Executive Benefits and Payments Upon Termination or Change of Control

The following table reflects the amounts of compensation that would be due to each of our NEOs pursuant to their respective employment agreements upon termination without Cause, termination for Good Reason (as defined in their respective employment agreements), termination with Cause, voluntary termination without Good Reason, a Change of Control (as defined in the 2011 Plan), termination following a Change of Control and, in the event of a termination due to disability or death of the executive, as if each such event had occurred on December 31, 2014. For a discussion of the terms of each of our NEO’s employment agreements as in effect on December 31, 2014, please see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.” The amounts shown below are estimates of the payments that each NEO would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event.

Event	Bradley S. Jacobs	John J. Hardig	Troy A. Cooper(1)	Gordon E. Devens	Scott B. Malat
Termination without Cause or for Good Reason:
Cash severance(2)(3)	$990,000	$900,000	$350,000	$300,000	$300,000
RSUs	$134,413	$134,413	—	—	$231,217
PRSUs	$1,644,708	$590,273	$460,093	$387,645	$591,902
Options	$519,441	$88,086	—	$255,529	$379,120
Acceleration of equity-based awards(4)	$2,298,562	$812,772	$460,093	$643,174	$1,202,239
Continuation of medical / welfare benefits(5)	$7,298	$7,298	$7,148	$6,373	$7,298
Other	—	—	—	—	—
Total	$3,295,860	$1,720,070	$817,241	$949,547	$1,509,537
Termination without Cause or for Good Reason, Fully Extended Non-Compete(6):
Cash severance(2)(3)	$1,980,000	$1,800,000	$350,000	$900,000	$900,000
RSUs	$134,413	$134,413	—	—	$231,217
PRSUs	$1,644,708	$590,273	$460,093	$387,645	$591,902
Options	$519,441	$88,086	—	$255,529	$379,120
Acceleration of equity-based awards(4)	$2,298,562	$812,772	$460,093	$643,174	$1,202,239
Continuation of medical / welfare benefits(5)	$7,298	$7,298	7,148	$6,373	$7,298
Other	—	—	—	—	—
Total	$4,285,860	$2,620,070	$817,241	$1,549,547	$2,109,537
Termination for Cause or Voluntary Termination without Good Reason:
Cash severance	—	—	—	—	—
Acceleration of equity-based awards	—	—	—	—	—
Continuation of medical / welfare benefits	—	—	—	—	—
Total	—	—	—	—	—
Disability:
Cash severance(2)(7)	$990,000	$900,000	—	$300,000	$300,000
Acceleration of equity-based awards(4)	$7,808,547	$3,105,108	$1,482,093	$4,278,171	$4,152,314
Continuation of medical / welfare benefits(5)	$7,298	$7,298	—	$6,373	$7,298
Total	$8,805,845	$4,012,406	$1,482,093	$4,584,544	$4,459,612
Death:
Cash severance(2)	$990,000	$900,000	—	$300,000	$300,000
Acceleration of equity-based awards(4)	$12,750,162	$4,577,074	$3,681,285	$5,855,280	$6,044,853
Continuation of medical / welfare benefits(5)	—	—	—	—	—
Total	$13,740,162	$5,477,074	$3,681,285	$6,155,280	$6,344,853
Change in Control and No Termination:
Cash severance(2)	—	—	—	—	—
Acceleration of equity-based awards(4)	$12,750,162	$4,577,074	$4,869,735	$5,855,280	$6,044,853
Continuation of medical / welfare benefits(5)	—	—	—	—	—
Total	$12,750,162	$4,577,074	$4,869,735	$5,855,280	$6,044,853
Change in Control and Termination without Cause or for Good Reason:
Cash severance(2)	$2,970,000	$2,700,000	$2,100,000	$1,800,000	$1,800,000
Acceleration of equity-based awards(4)	$12,750,162	$4,577,074	$4,869,735	$5,855,280	$6,044,853
Continuation of medical / welfare benefits(5)	$21,893	$21,893	$21,445	$19,119	$21,893
Other	—	—	—	—	—
Total	$15,742,055	$7,298,967	$6,991,180	$7,674,399	$7,866,746
Change in Control and Termination without Cause or for Good Reason, Fully Extended Non-Compete(6):
Cash severance(2)	$3,960,000	$3,600,000	$2,100,000	$2,400,000	$2,400,000
Acceleration of equity-based awards(4)	$12,750,162	$4,577,074	$4,869,735	$5,855,280	$6,044,853
Continuation of medical / welfare benefits(5)	$21,893	$21,893	21,445	$19,119	$21,893
Other	—	—	—	—	—
Total	$16,732,055	$8,198,967	$6,991,180	$8,274,399	$8,466,746

(1)

Under his amended and restated employment agreement, Mr. Cooper is not entitled to severance payments other than accrued benefits in the event his employment is terminated due to disability. Additionally, Mr. Cooper’s employment agreement does not provide for extended non-compete periods in exchange for additional salary payments.

(2)	Amounts shown do not include any payments for accrued and unpaid salary, bonuses or vacation.
(3)

In the event of a termination by our company without Cause or by any NEO for Good Reason prior to a Change of Control, cash severance payable to the NEO (other than Mr. Malat) will be reduced, dollar for dollar, by other income earned by such NEO (other than for Mr. Cooper whose severance payments will cease when he secures other employment). For purposes of determining severance pay, Mr. Hardig’s annual base salary is $450,000.

(4)

Amounts shown were calculated using the fair market value of unvested restricted stock units and the in-the-money value of unvested options based upon a stock price of $40.88 per share, our company’s stock price as of December 31, 2014. The amounts shown for PRSUs have been estimated based on target levels. Although the PRSUs would no longer be subject to a continued service requirement upon the occurrence of the specified termination event, in the event of a termination by our company without Cause or by the NEO for Good Reason, the shares or cash subject to such awards would not be received by the NEO until the completion of the associated performance period based on our company’s actual performance. Pursuant to the PRSU award agreements, new awards of PRSUs provide for specific vesting depending on the circumstances. For purposes of this calculation, with respect to the PRSUs granted in 2014, a termination of employment due to the NEO’s disability is treated as a termination without Cause. The actual treatment of such PRSUs in the event of a termination of employment due to disability would be determined by our Board under the terms of the applicable award agreements.

(5)

The amounts of continued health and welfare benefits shown in the table (i) have been calculated based upon our current actual costs of providing the benefits and (ii) have not been discounted for the time value of money. Our current annual cost of providing health and welfare benefits to each of our eligible NEOs is as follows: Mr. Jacobs, $7,298; Mr. Hardig, $7,298; Mr. Cooper, $7,148; Mr. Devens, $6,373; and Mr. Malat, $7,298. In the case of our NEOs, in the event of a termination without Cause or for Good Reason prior to a Change of Control, continued medical and welfare benefits will cease when the NEO commences employment with a new employer.

(6)

In the event of a termination by our company without Cause or by any NEO for Good Reason (either prior to or following a Change of Control), our company has the right to extend the period during which such NEO (except for Mr. Cooper who will already be subject to a three-year noncompetition period) is bound by the non-competition covenant in his employment agreement for up to two additional years. During the period the non-compete is extended, the NEO would be entitled to receive cash compensation equal to his monthly base salary as in effect on the date his employment terminated. Amounts included in the respective columns assume that the NEO will not be permitted to compete with our company for three years following his termination without Cause or for Good Reason.

(7)

Cash severance payable to each of our NEOs in the event of a termination due to disability will be reduced, dollar for dollar, by any income or salary continuation paid to the NEO under any company plan or policy, except for Mr. Devens, in whose case the cash severance will only be reduced, dollar for dollar, by any monies he earns from other work.

Each Employment Agreement, which is described in detail in this proxy statement under the heading “Employment Agreements with Named Executive Officers,” generally provides that, in the event of a termination without Cause, for Good Reason or due to death or disability, cash severance payments and continued benefits will be made ratably over the two-year period (one-year period for Messrs. Cooper, Devens and Malat) following the executive’s termination (subject to any delays required pursuant to Section 409A of the Code). Mr. Cooper’s employment agreement generally does not provide for payments other than accrued benefits if his employment is terminated due to death or disability. Generally, in the event of a termination in connection with a Change of Control, cash severance payments will be made in one lump sum (subject to any delays required pursuant to Section 409A of the Code). In addition, in the event of a termination without Cause or Good Reason, the employment agreements of our NEOs (other than Mr. Cooper) provide that they will vest in a portion of their equity-based awards set forth in the employment agreement that were scheduled to vest on the next vesting date based on the number of days each NEO was employed during the period applicable to the current tranche, provided that performance-based restricted stock units will be subject to the achievement of any applicable performance goals. All equity-based awards granted to our NEOs will accelerate vesting in the event of a termination due to disability or death or upon a Change of Control, except that (1) the 2014 PRSU award agreements do not specifically address the vesting of such PRSUs in the event that the termination of employment due to disability and (2) Mr. Cooper’s employment agreement specifies that all unvested RSUs granted in his employment agreement will be forfeited upon his termination for any reason but will fully vest upon a Change of Control. New awards of PRSUs pursuant to the PRSU award agreements provide for specific vesting depending on various circumstances. Other than in the event of the NEO’s death or disability, the severance payments set forth in the table are generally subject to and conditioned upon the NEO signing an irrevocable waiver and release and continued compliance with certain restrictive covenants.

For more information regarding the payments and benefits to which our NEOs are entitled upon certain termination events or upon a Change of Control, see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.”

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of the NEOs, which are generally similar to one another but contain some distinctions as a result of arm’s-length negotiations with each NEO (each, an “Employment Agreement”). Certain employment agreements were amended and restated in March 2014, including those with both Mr. Cooper and Mr. Devens. The primary purpose of the amended and restated employment agreements was to make the benefits available in the context of certain terminations of employment following a change in control of our company more consistent across our executive officers.

Term. Each Employment Agreement generally provides for the NEO’s employment from his start date until September 2, 2016, except that Mr. Cooper’s amended and restated employment agreement started on March 14, 2014 and shall automatically expire on the day prior to the fourth anniversary of that date. Our NEOs’ start dates are as follows: Mr. Jacobs, September 2, 2011; Mr. Hardig, February 13, 2012; Mr. Cooper, September 2, 2011; Mr. Devens, November 14, 2011; and Mr. Malat, October 20, 2011. If a Change of Control (as defined in the 2011 Plan) occurs prior to September 2, 2016, the term of Mr. Jacobs’ Employment Agreement will expire on the later of September 2, 2016 and the second anniversary of such Change of Control.

Salary and Annual Incentive Bonus. The Employment Agreements provide the annual base salary and target annual bonus amount for each NEO as set forth in the table below. On June 30, 2014, Mr. Cooper’s Employment Agreement was amended to increase the base salary to $350,000 per year in conjunction with his promotion to Chief Operating Officer. The target annual bonus listed in the table below relates to fiscal years beginning in 2014.

Employment Agreement Annual Base Salary and Target Annual Bonus

Named Executive Officer	Annual Salary	Target Annual Bonus
Mr. Bradley S. Jacobs	$495,000	To be determined by the Compensation Committee
Mr. John J. Hardig	$395,000	100% of base salary
Mr. Troy A. Cooper	$350,000	100% of base salary
Mr. Gordon E. Devens	$300,000	Between 40% and 100% of base salary
Mr. Scott B. Malat	$300,000	100% of base salary

Initial Equity Incentive Awards. Pursuant to the Employment Agreements, each of our NEOs is eligible to participate in the Plan. Pursuant to his Employment Agreement, any shares of our common stock issued to Mr. Jacobs upon exercise or vesting of any award granted under his Employment Agreement will be subject to a lock-up until the earliest of the first anniversary of the issuance of such shares, a Change of Control and termination of Mr. Jacobs’ employment for any reason.

Benefits and Business Expense Reimbursement. Under the Employment Agreements, each of our NEOs is eligible to participate in our benefit plans and programs that are generally available to other members of our senior executive team and is eligible for reimbursement of all reasonable and necessary business expenses incurred in the performance of his duties during the term of his Employment Agreement.

Relocation and Housing Assistance. Pursuant to the Employment Agreements of Messrs. Devens and Hardig, the company provided the NEOs with relocation and housing assistance. Mr. Devens was eligible for an aggregate of $120,000 in relocation and housing assistance. Mr. Hardig is eligible to receive (i) reimbursement for commuting expenses up to $2,500 per month until he relocates his household and (ii) an aggregate of $20,000 in additional relocation and housing assistance.

Termination Events. Each Employment Agreement provides that we may terminate the NEO’s employment during the term with or without Cause and the NEO may terminate his employment with or without Good

Reason. Other than in the event of the NEO’s death or disability, the severance payments described below are subject to and conditioned upon the NEO (1) signing an irrevocable waiver and general release and (2) complying with the restrictive covenants contained in his Employment Agreement (as described below).

In the event that any of our NEOs (except for Mr. Cooper) dies or becomes disabled during the term of his employment agreement, or if we terminate the NEO’s employment without Cause, or if he resigns for Good Reason (i) as it relates to Messrs. Jacobs and Hardig, either prior to a Change of Control or more than two years following a Change of Control, or (ii) as it relates to Messrs. Cooper, Devens and Malat, either prior to a Change of Control or more than one year following a Change of Control, such NEO will be entitled to:

•	accrued and unpaid salary, bonus and vacation benefits;

•

two years’ base salary (for Messrs. Jacobs and Hardig) or one year’s base salary (for Messrs. Cooper, Devens and Malat), at the level in effect on the date of termination, which will be paid in equal installments over the 24 or 12 months, respectively, following the date of termination (subject to any delay required by Section 409A of the Code), which generally will be reduced, dollar-for-dollar, by other earned income (or in the case of Mr. Cooper, the base salary payments will cease when he secures other employment) and in connection with the NEO’s disability, by any income or salary continuation paid to the NEO under any company plan or policy (except for Mr. Devens in whose case the cash severance will only be reduced, dollar for dollar, by any monies he earns from other work); and

•	medical and dental coverage for a period of 12 months from the date of termination, or, if earlier, until the NEO secures other employment.

Mr. Cooper is not entitled to payments, other than accrued benefits, if his employment is terminated due to death or disability.

If the NEO’s employment is terminated during the term of his Employment Agreement as a result of death or disability (except for Mr. Cooper), the unvested equity-based awards granted to the NEO in the Employment Agreement will automatically vest. In the event the NEO’s employment is terminated either by our company without Cause or by him for Good Reason during the term of his Employment Agreement, a prorated portion of the unvested equity-based awards granted in the Employment Agreement scheduled to vest on the next vesting date will vest (in the case of the PRSUs, subject to achievement of applicable performance goals), and the balance of any such equity-based awards will be forfeited upon the date of termination. New awards of PRSUs pursuant to PRSU award agreements provide for specific vesting depending on various circumstances. Notwithstanding provisions of the employment agreements, the 2013 PRSU award agreement has the following vesting rules: (i) all outstanding RSUs granted under the PRSU award agreement shall immediately vest in full in the event of a Change of Control or a termination by reason of death or disability and (ii) if the employee is terminated without Cause after September 2, 2016 and the performance goal has been achieved before the termination date, all outstanding RSUs shall immediately vest in full. Notwithstanding provisions of the employment agreements, the 2014 and 2015 PRSU award agreement provides that new awards issued pursuant to the PRSU award agreement will have the following vesting rules: (i) all outstanding RSUs granted under the PRSU award agreement shall immediately vest in full in the event of a Change of Control; (ii) all outstanding RSUs shall immediately vest in full if the employee is terminated by reason of death; (iii) the employee will remain eligible to vest in the RSUs subject to the achievement of the performance goals if the employee is terminated without Cause or resigns for Good Reason after April 2, 2018; and (iv) if the employee is terminated without Cause or resigns for Good Reason prior to April 2, 2018, a prorated portion of the RSU award will vest depending on the grant date, the date of termination and April 2, 2018. If the NEO’s employment is terminated by our company for Cause or he voluntarily resigns without Good Reason during the term of his Employment Agreement, he will forfeit any unvested equity-based awards.

“Cause,” for purposes of the Employment Agreements, generally means the NEO’s:

•	willful misconduct or gross negligence in the performance of his duties;

•	commission of any fraud, embezzlement, theft or any act of material dishonesty that is injurious to our company, or any deliberate misappropriation of money or other assets of our company;

•	material breach of any term of his Employment Agreement or any agreement governing any equity-based awards or material breach of his fiduciary duties;

•	any willful act, or failure to act, in bad faith to the material detriment of our company;

•	willful failure to cooperate in good faith with a governmental or internal investigation if his cooperation is requested; and

•	conviction of, or plea of nolo contendere to, a felony or any serious crime;

provided that, in cases where cure is possible, the NEO has a cure period of 15 days (with the exception of Mr. Jacobs, whose cure period is 30 days) before he can be terminated for Cause. Our NEOs are also generally subject to certain retroactive Cause provisions.

“Good Reason,” for purposes of the Employment Agreements, generally means, without first obtaining the NEO’s written consent:

•

with regard to each NEO, our material breach of the terms of his Employment Agreement or a reduction in the base salary or, only with regard to Messrs. Jacobs and Hardig, a reduction in the amount of paid vacation to which the NEO is entitled or his fringe benefits or perquisites;

•

(i) with regard to Mr. Jacobs, he fails to continue as our Chief Executive Officer; (ii) with regard to Mr. Cooper, Devens or Malat, we assign him to a position that is substantially inconsistent with his professional skills and experience level as of his start date; or (iii) with regard to Mr. Hardig, we diminish his duties or responsibilities in a material and negative manner;

•	with regard to Messrs. Jacobs, Cooper, Hardig and Malat, we require the NEO to be based in a location that is more than 50 miles from his initial work location; and

•	with regard to Mr. Devens, we require him to report to someone other than the Chief Executive Officer.

In each case, the NEO’s Good Reason right is subject to our company’s 30-day cure period.

Change of Control. Each Employment Agreement provides that, upon the occurrence of a Change of Control while the NEO is still employed by our company, the equity-based awards granted in such Employment Agreement to the NEO will automatically vest. In addition, the employment agreements with each of Messrs. Jacobs, Hardig, Devens and Malat, provide that if the NEO’s employment is terminated without Cause within six months prior to, and in anticipation of, a Change of Control, then, all outstanding equity-awards held by the NEO immediately prior to such termination will be deemed to have vested as of such date of termination. In the event that, within a specified period following a Change of Control, Messrs. Jacobs’, Hardig’s, Cooper’s, Devens’ or Malat’s employment is terminated by our company without Cause or such NEO resigns for Good Reason, he will receive:

•	accrued and unpaid salary, bonus and vacation benefits;

•

a lump-sum cash payment equal to three times the sum of his annual base salary and target annual bonus (which, with regard to Mr. Jacobs, will be no less than 100% of his base salary) each at the level in effect on the date of termination (subject to any delay required by Section 409A of the Code);

•	medical and dental coverage for a period of 36 months from the date of termination.

In order for Messrs. Jacobs, Hardig, Cooper, Devens or Malat to receive the enhanced Change of Control severance payments and benefits described above, their employment would have to terminate within two years for Messrs. Hardig and Jacobs or one year for Messrs. Cooper, Devens and Malat following the Change of

Control. Pursuant to the 2014 PRSU award agreement between the company and the NEOs, in the event that any amounts payable to the NEO in connection with a Change of Control constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to the NEO on a net after-tax basis. The NEO is not entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Clawbacks. Under his Employment Agreement, each of our NEOs is subject to equity and annual bonus clawback provisions in the event of (1) a breach of the restrictive covenants (with the exception of a violation of the non-disparagement covenant by Mr. Jacobs or Hardig), (2) termination of his employment by our company for Cause or (3) his engagement in fraud or willful misconduct that contributes materially to any significant financial restatement or material loss to our company. If any such event occurs, we generally may terminate or cancel any awards granted to such NEO by our company (whether vested or unvested), and require him to forfeit or remit to our company any amount payable (or the net after-tax amount paid or received by such NEO) in respect of any such awards. With respect to Messrs. Jacobs and Hardig, this clawback is limited to any shares (or the equivalent value in cash) required to be held by such NEO pursuant to any stock ownership guidelines that we may put in place, subject to a maximum of four times his base salary, as in effect on the date of termination. Furthermore, under the Employment Agreement, in the event that a NEO engages in fraud or other willful misconduct that contributes materially to any significant financial restatement or material loss to our company, our company may generally require such NEO to repay any annual bonus (net of any taxes paid by him) previously paid to him, cancel any earned but unpaid annual bonus or adjust any future compensation such that he will only retain the amount that would have been payable to him after giving effect to the financial restatement or material loss. In addition, in the event that the NEO breaches any restrictive covenant, such NEO will be required, upon written notice from us, to forfeit or repay to our company his severance payments. In certain circumstances, the breach or fraudulent conduct must have occurred within a certain period in order for us to be able to clawback the equity-based awards, annual bonus or severance payments.

Restrictive Covenants. Under the Employment Agreement, each of our NEOs is generally subject to the following restrictive covenants: employee and customer non-solicitation during his employment and for a period of three years thereafter; confidentiality and non-disparagement during his employment and thereafter; and non-competition during his employment and for a period of one year (three years in the case of Mr. Cooper) following termination by our company without Cause or by the NEO for Good Reason, for a period of one year following the expiration of the term of Mr. Hardig’s Employment Agreement and for a period of three years following any other type of termination. In addition, we have the option to extend the non-competition period for up to two additional years (except for Mr. Cooper who is already subject to a three year non-competition period) following a termination by our company without Cause or by the NEO for Good Reason, provided that we continue to pay the NEO’s base salary as in effect on the date of termination during the extended non-competition period. In addition, each of Messrs. Jacobs, Hardig and Devens has a mutual non-disparagement clause.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.

The Audit Committee (“we” in this Report of the Audit Committee) consists of Dr. Papastavrou (Chair), Mr. Jesselson and Mr. Kingshott.

The Board has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of NYSE, our Audit Committee Charter, and the independence standards set forth in the XPO Logistics, Inc. Corporate Governance Guidelines. The Board has also determined that Dr. Papastavrou is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act. As more fully described below, in carrying out its responsibilities, the Audit Committee relies on management and XPO’s independent registered public accounting firm (the “outside auditors”). The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at www.xpo.com.

In accordance with our charter, the Audit Committee assists the Board in fulfilling its responsibilities in a number of areas. These responsibilities include, among others, oversight of (i) XPO’s accounting and financial reporting processes, including XPO’s systems of internal controls and disclosure controls, (ii) the integrity of XPO’s financial statements, (iii) XPO’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of XPO’s outside auditors and (v) the performance of XPO’s outside auditors and internal audit function. Management is responsible for XPO’s financial statements and the financial reporting process, including the system of internal control over financial reporting. XPO’s outside auditors, KPMG, are accountable to us and are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of XPO in conformity with generally accepted accounting principles in the United States. We are solely responsible for selecting and reviewing the performance of XPO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of XPO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for such services, and discussing with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.

In fulfilling our oversight role, we met and held discussions, both together and separately, with the company’s management and KPMG. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed with KPMG matters deemed significant by KPMG, including those matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, and reviewed a letter from KPMG disclosing such matters.

KPMG also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, KPMG confirmed its independence, and we determined that KPMG’s provision of non-audit services to XPO is compatible with maintaining its independence. We also reviewed a report by

KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.

Based on our review with management and KPMG of XPO’s audited consolidated financial statements and KPMG’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in XPO’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee:

Jason D. Papastavrou, Chair

Michael G. Jesselson

Adrian P. Kingshott

Policy Regarding Pre-Approval of Services Provided by the Outside Auditors

The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all audit and non-audit services provided by our outside auditors during 2014 and 2013, and the fees paid for such services.

Services Provided by the Outside Auditors

As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation and termination of our outside auditors. Accordingly, the Audit Committee retained KPMG to serve as our independent registered public accounting firm for fiscal year 2014 on April 16, 2014.

The following table shows the fees for audit and other services provided by KPMG for fiscal years 2014 and 2013.

Fee Category	2014	2013
Audit Fees	$2,127,242	$1,203,000
Audit-Related Fees	3,323,000	1,100,000
Tax Fees	49,246	41,435
All Other Fees	—	—

Total Fees	$5,499,488	$2,344,435

Audit Fees. This category includes fees billed for professional services rendered by KPMG for 2014 and 2013 for the audits of our financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Also included within the 2014 and 2013 audit fees are fees for services rendered for the audits of the opening balance sheets of acquisitions during 2014 and 2013 and fees for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.

Audit-Related Fees. This category includes fees billed for professional services rendered by the outside auditor for assurance and related services related to the performance of the audit or review of the financial statements that are not disclosed as Audit Fees. The 2014 and 2013 fees include financial due diligence services provided by KPMG in connection with acquisitions and potential acquisitions during 2014 and 2013.

Tax Fees. This category includes fees billed for professional services rendered by KPMG in connection with tax compliance in 2014 and 2013.

All Other Fees. This category represents fees for all other services or products provided that are not covered by the categories above. There were no such fees for 2014 and 2013.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, after consultation with JPE in view of its rights under the Investment Agreement (as described under “Board of Directors and Corporate Governance—Directors” above), our Board has nominated for re-election at the annual meeting as a Class II director each of Mr. James L. Martell and Dr. Jason D. Papastavrou, each to stand for re-election for a new term expiring at the 2018 annual meeting of stockholders or until their successors are duly elected and qualified or, if Proposal 2 to declassify our Board of Directors is approved by our stockholders, for a term to expire at the 2016 annual meeting of stockholders. Each of the nominees is currently serving as a member of our Board. Information about the nominees is set forth above under the heading “Board of Directors and Corporate Governance—Directors.”

In the event either of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies voting for his election will be voted for any nominee who shall be designated by the Board to fill the vacancy. As of the date of this proxy statement, we are not aware that either nominee is unable or will decline to serve as a director if elected.

Our Board currently serves under staggered three-year terms of service, under which a portion of our directors are up for re-election in conjunction with our annual meeting each year. We are recommending that the stockholders approve an amendment to our amended and restated certificate of incorporation to declassify our Board and to provide for the annual election of directors. For more information, see the next section entitled “Proposal 2—Approval of an amendment to our amended and restated certificate of incorporation to declassify our Board of Directors and to provide for the annual election of directors.”

Required Vote

The affirmative vote of shares of our common stock or preferred stock, voting together as a single class, representing a plurality of the votes cast is required to elect each of the nominees as Class II directors of our company.

Recommendation

Our Board unanimously recommends a vote “FOR” the election of each of Mr. Martell and Dr. Papastavrou to our Board.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Currently, the company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), divides our directors into three classes, with one class of directors elected at each annual meeting of stockholders for a term beginning on the date of the election and ending on the date of the third annual meeting of stockholders following the beginning of the term.

After careful consideration, our Board has determined that it is advisable and in the best interests of our company and its stockholders to declassify our Board to allow the stockholders to vote on the election of all directors elected by our stockholders generally on an annual basis, rather than on a staggered basis. The proposed amendment to the Charter is set forth below and in Annex A to this proxy statement. Also, subject to the approval of this proposal, our Board has approved an amendment to the company’s 2nd Amended and Restated Bylaws (the “Bylaws”) to eliminate the provisions pertaining to the classified structure of our Board, to adopt a majority voting election standard for uncontested elections of directors, to require incumbent directors not elected by a majority vote to tender their resignations, and to provide for a procedure for the evaluation of such resignations. A copy of the proposed amendment to the Bylaws is set forth in Annex B to this proxy statement. The amendment to the Bylaws has been adopted by our Board and does not require stockholder approval. Although the amendment to the Bylaws does not require stockholder approval, it will not become effective unless the proposal to amend the Charter is adopted.

If this proposal to amend the Charter is approved by the stockholders, the proposed amendment to our Charter will be filed with the Delaware Secretary of State, and all directors elected by our stockholders generally will become subject to election on an annual basis for a one–year term expiring at the annual meeting of stockholders following their election. Each director will hold office until the annual meeting following his or her election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Vacancies which may occur in between annual meetings, whether occurring by the death, resignation, retirement, disqualification or removal of any director, and newly created directorships shall be filled by the affirmative vote of the directors then holding office, even if less than a quorum, or a sole remaining director, and each director appointed to fill a vacancy or newly created directorship will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

If the stockholders do not approve this proposal, then our Board will remain classified, with each class of directors serving a term of three years, and the term of the Class II directors standing for election at the annual meeting, if elected, will expire at the annual meeting of stockholders scheduled to occur in 2018, and the amendment to the company’s 2nd Amended and Restated Bylaws providing for, among other things, a majority voting standard for uncontested elections of directors, will not become effective.

Rationale for Declassification of the Board

Our Board is committed to strong corporate governance policies and regularly considers and evaluates a broad range of corporate governance issues affecting our company. Our Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, enhancing long–term planning, ensuring directors serving on our Board have substantial knowledge of our company and increasing the protection against potentially abusive and unfair takeover tactics. Our Board also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, our Board recognizes that many institutional investors believe that the election of directors is the primary means for stockholders to hold management accountable. After consideration of the foregoing and other factors, our Board has determined that the benefits of providing for the annual election of all directors elected by our stockholders generally outweigh the reasons for keeping a classified board.

Our Board has unanimously determined that it is in the best interests of our company and stockholders to eliminate the classified board structure as proposed. Therefore, our Board has unanimously approved and declared advisable the proposed amendment to Article VII of our Charter. The proposed amendment to our Charter is set forth below, with additions indicated by italicized and underlined text and deletions indicated by strikethrough text.

ARTICLE VII BOARD OF DIRECTORS

The Board of Directors of the Corporation shall consist of at least one member and no more than nine members, each of whom shall be a natural person. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time in the manner provided in the Bylaws of the Corporation. Prior to the annual meeting of stockholders in 2016, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one–third of the number of directors constituting the entire Board of Directors. The term of office of the initial Class I directors will expire in 2008, the term of office of the initial Class II directors will expire in 2009 and the term of office of the initial Class III directors will expire in 2010. Initial class assignments shall be determined by the Board of Directors. ~~At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three–year term. A director~~ Beginning at the annual meeting of stockholders in 2016, each director (regardless of his/her prior Class) shall be elected at the annual meeting of stockholders, and shall hold office for a one-year term until the following annual meeting ~~for the year in which his term expires~~ of stockholders and until his/her successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. ~~Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.~~ Each Class II director who stands for election at the annual meeting of stockholders in 2015 shall hold office until the following annual meeting of stockholders in 2016 and until his/her successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or by a sole remaining director.

Required Vote

The approval of the proposal to adopt the foregoing amendment to our Charter requires the affirmative vote of the holders of a majority in voting power of our outstanding common stock and Series A Preferred Stock as of the record date.

Recommendation

Our Board unanimously recommends a vote “FOR” approval of the proposal to adopt the foregoing amendment to our Charter providing for the declassification of our Board.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee of our Board has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015. KPMG has served in this capacity since June 20, 2011.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider whether it is appropriate and advisable to appoint another independent registered public accounting firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Required Vote

The affirmative vote of shares of our common stock or preferred stock, voting together as a single class, representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 3.

Recommendation

Our Board unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders of XPO Logistics, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.”

We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures included in this proxy statement. As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling us to attract and retain talented executives.

This resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

At the 2012 annual meeting of stockholders, our stockholders voted to approve an annual holding of the advisory vote on executive compensation. Accordingly, as previously disclosed by the company, we will hold future, non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding, advisory vote on the frequency of the advisory vote on executive compensation.

Required Vote

This resolution, commonly referred to as a “say-on-pay” resolution, will be considered approved if it receives the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement of the annual meeting.

Recommendation

Our Board unanimously recommends a vote “FOR” approval of the advisory resolution to approve executive compensation set forth above.

OTHER MATTERS

We do not expect that any matter other than the foregoing proposals will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

If you would like to receive a copy of our 2014 Annual Report or this proxy statement, please contact us at: Investor Relations, XPO Logistics, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831 or by telephone at (855) XPO-INFO (855-976-4636), and we will send a copy to you without charge.

A Note about Our Website

Although we include references to our website (www.xpo.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.

We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investors Relations section of our website. Accordingly, investors should monitor such section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

Annex A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XPO LOGISTICS, INC.

XPO Logistics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended by deleting the text of Article VII thereof in its entirety and replacing it with the following:

“Article VII

BOARD OF DIRECTORS

The Board of Directors of the Corporation shall consist of at least one member and no more than nine members, each of whom shall be a natural person. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time in the manner provided in the Bylaws of the Corporation. Prior to the annual meeting of stockholders in 2016, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one–third of the number of directors constituting the entire Board of Directors. The term of office of the initial Class I directors will expire in 2008, the term of office of the initial Class II directors will expire in 2009 and the term of office of the initial Class III directors will expire in 2010. Initial class assignments shall be determined by the Board of Directors. Beginning at the annual meeting of stockholders in 2016, each director (regardless of his/her prior Class) shall be elected at the annual meeting of stockholders, and shall hold office for a one-year term until the following annual meeting of stockholders and until his/her successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. Each Class II director who stands for election at the annual meeting of stockholders in 2015 shall hold office until the following annual meeting of stockholders in 2016 and until his/her successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or by a sole remaining director.”

SECOND:  The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the amendment set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The stockholders of the Corporation, at a meeting duly called and held pursuant to Section 222 of the General Corporation Law of the State of Delaware, duly adopted the amendment set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:       This amendment set forth in this Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Signature on following page]

A-1

Annex A

  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this      day of                     , 2015.

XPO Logistics, Inc.

By:
Name:
Title:

A-2

Annex B

TEXT OF AMENDMENTS TO THE 2ND AMENDED AND RESTATED BYLAWS

OF

XPO LOGISTICS, INC.

The proposed amendments to our Bylaws are set forth below, with additions indicated by italicized and underlined text and deletions indicated by strikethrough text. The amendment to the Bylaws will not become effective unless Proposal 2 to amend our Charter is adopted.

SECTION 2. QUALIFICATION; ELECTION; TERM. None of the directors need to be a stockholder of the Corporation or a resident of the State of Delaware. ~~The Directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of Directors constituting the entire Board of Directors. The term of office of the initial Class I Directors will expire in 2008, the term of office of the initial Class II Directors will expire in 2009 and the term of office of the initial Class III Directors will expire in 2010. At each annual meeting of stockholders, successors to the Directors whose terms expired at that annual meeting shall be elected for a three-year term. A~~ Each director shall be elected at the annual meeting of stockholders and hold office until the next annual meeting ~~for the year in which his term expires~~ and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and except in the case of a “contested election,” directors shall be elected by ~~plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of stockholders~~. the affirmative vote of a majority of the votes cast at a stockholders meeting for the election of directors at which a quorum is present. For purposes of this Article III, Section 2, a “majority of the votes cast” means that the number of shares voted “for” a nominee exceeds the shares voted “against” the nominee, and abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating such vote. For purposes of this Article III, Section 2, a “contested election” shall mean any election of directors in which the number of nominees to be considered at the meeting exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Article II, Section 12 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 12; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If by the day before the Corporation commences mailing (or, if furnished to stockholders electronically, commences electronic distribution or accessibility of) its notice of meeting for the meeting at which the nomination would be considered, one or more notices of nomination are withdrawn such that the number of nominees to be considered at the meeting no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by a plurality of the votes cast at the meeting at which a quorum is present.

        If a nominee for director is not elected and the nominee is an incumbent director and no successor has been elected at an annual meeting, the director shall promptly tender his resignation to the Board of Directors, subject to acceptance by the Board of Directors. The committee delegated responsibility for director nominations and governance matters shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the

B-1

Annex B

tendered resignation, taking into account the recommendation of any committee delegated responsibility for director nominations and governance matters, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. Any committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation, retirement, disqualification or removal from office. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2 of Article III of these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may, in its sole discretion, fill the resulting vacancy pursuant to the provisions of Article III, Section 5 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 3 of these Bylaws.

SECTION 4.  REMOVAL. Except as otherwise provided by the Certificate of Incorporation or applicable law, ~~A~~any director may be removed ~~only for~~ with or without cause~~, at any special meeting of stockholders~~ by the affirmative vote of ~~the holders of~~ a majority in ~~number~~voting power of ~~all~~the outstanding ~~voting~~ stock entitled to vote on the election of such director~~; provided that notice of the intention to act upon such matter has been given in the notice calling such meeting~~.

SECTION 5. VACANCIES. ~~If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of Directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of Directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term.~~ Any director elected to fill a vacancy ~~resulting from an increase in such class~~ shall hold office ~~for a term that shall coincide with the remaining term of that class.~~ until the next annual meeting of stockholders and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. In no event will a decrease in the number of directors ~~result in the elimination of an entire class of Directors, cause any class to contain a number of Directors two or more greater than any other class, or~~ shorten the term of any incumbent director. ~~Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.~~ Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or by a sole remaining director.

B-2

Preliminary Copies

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 19, 2015.
Vote by Internet
• Go to www.envisionreports.com/XPO
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼      IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.     ▼

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals —	UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW, AND FOR PROPOSALS 2, 3 AND 4.
+

1. Election of the two nominees listed below to the Board of Directors of the Company.

	For	Withhold		For	Withhold

01 – James J. Martell	☐	☐	02 - Jason D. Papastavrou	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of an amendment to the Company’s certificate of incorporation to declassify the Company’s Board of Directors.	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐
4.	Advisory vote to approve executive compensation.	☐	☐	☐	5.	In their discretion, on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign exactly as your name(s) appear(s) hereon. When signing as Executor, Administrator, Trustee, Guardian or Attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Preliminary Copies

IMPORTANT NOTICE TO PARTICIPANTS IN THE XPO LOGISTICS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

As a participant in the XPO Logistics, Inc. Employee Stock Ownership Plan (the “Plan”), you have the right to instruct Horizon Trust and Investment Management, as Trustee, to vote the shares allocated to your Plan account, as specified below. If your instructions are not received by 10:00 a.m. EDT on May 14, 2015, or if the voting instructions are invalid or unclear, the shares in your account will be voted in accordance with the terms of the documents governing the Plan.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 19, 2015

This Proxy Statement and our Annual Report on Form 10-K for the Year Ended

December 31, 2014 are available at www.edocumentview.com/XPO.

▼    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — XPO LOGISTICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XPO LOGISTICS, INC.

The undersigned hereby acknowledges receipt of the XPO Logistics, Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Bradley S. Jacobs and Gordon E. Devens, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of XPO Logistics, Inc. on Tuesday, May 19, 2015, and any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Common Stock, par value $0.001 per share, or Series A Convertible Perpetual Preferred Stock, par value $0.001 per share, that the undersigned would be entitled to vote if personally present.

If you plan to attend the Annual Meeting, you can obtain directions to the Marriott from the hotel’s website at http://www.marriott.com/hotels/travel/stfct-stamford-marriott-hotel-and-spa.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.